Exhibit 99.1

. MackCali Realty Corporation Supplemental Operating and Financial Data 2Q 2020

Ta ble of Contents Company Highlights Page 4 6 7 11 21 25 26 Company Overview Key Financial Metrics Net Asset Value Financial Schedules Debt Statistics Unconsolidated Joint Ventures Transaction Activity Multifamily Portfolio Operating Schedules Financial Statements 28 32 Office Portfolio Property Listing Operating Schedules 35 36 This Supplemental Operating and Financial Data should be read in connection with the company’s second quarter 2020 earnings press release (included as Exhibit 99.2 of the company’s Current Report on Form 8K, filed on August 3, 2020) as certain disclosures, definitions and reconciliations in such announcement have not been included in this Supplemental Operating and Financial Data. RiverHouse 9 Weehawken, NJ (InConstruction) The Charlotte Jersey City, NJ (InConstruction) Harborside 2 & 3 Jersey City, NJ 2Q 2020 2

Company Highlights 2Q 20203

Company Overview

Corporate Profile

Mack-Cali (CLI) is a fully integrated REIT with a dual asset platform comprised of residential holdings and waterfront office. We are geographically focused on the high barrier-to-entry Hudson River waterfront targeting cash flow growth through all economic cycles.

Company Objectives

Mack-Cali's residential portfolio, via our Roseland Residential platform, is a market-leading residential developer and owner of class A properties. We have experienced and expect continued growth and cash flow contribution from our residential holdings as our development pipeline of active construction projects and planned starts is put into service.

Mack-Cali's office portfolio strives to achieve the highest possible rents in select markets with a continuous focus on improving the quality of our portfolio.


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District Kitchen, Harborside 2 & 3
Jersey City, NJ

Key Statistics	2Q 2020	1Q 2020
Company		
Market Capitalization	$5.1 billion	$5.0 billion
Net Asset Value (Midpoint)	$3.1 billion	$3.3 billion
Core FFO	$28.0 million	$33.2 million
Core FFO Per Diluted Share	$0.28	$0.33
AFFO	$21.8 million	$19.8 million
Residential Portfolio		
Operating Units/Keys	6,896	6,896
% Leased	92.6%	95.7%
Average Rent Per Unit	$3,020	$3,028
In-Construction Units	1,942	1,942
Land Bank Units	9,264	9,373
Office Portfolio		
Square Feet of Office Space	10.3 million	10.3 million
Consolidated In-Service Properties	39	39
% Leased Office (Excl. Non-Core)	80.3%	81.1%
% Commenced Occupancy (Excl. Non-Core)	78.7%	78.8%
Cash Rental Rate Roll-Up (Excl. Non-Core)	3.4%	4.6%
GAAP Rental Rate Roll-Up (Excl. Non-Core)	12.9%	19.7%
Average In-Place Rent Per Square Foot	$36.23	$36.07

2Q 2020 CLI Company Highlights 4

Company Achievements 2Q 2020 Performance Highlights • • • • Achieved Core FFO of $27.7 million, or $0.28 per share Produced AFFO of $21.6 million Residential: The stabilized operating portfolio finished 2Q at 92.6% leased Office: Leased 155,054 square feet of office space; finished 2Q at 80.3% leased (excluding NonCore) 2Q 2020 Transaction Activity •Subsequent to quarterend, the Company executed a term sheet for a new $165 million, sevenyear loan with its current lender on the BLVD 475 (f.k.a. Monaco) to replace its existing debt effective in 4Q20 •Subsequent to quarterend, the Company executed an amendment to its agreement to sell the Parsippany & Giralda Farms portfolio, splitting the sale into two phases: •Phase 1, now scheduled to close in 3Q20, includes 11 buildings in Morris County for a gross purchase price of $167.6 million •Subsequent to quarterend, the Company completed a sale for one of the 11 buildings in Phase 1, 3 Giralda Farms, a vacant 141,000 squarefoot office building in Madison, NJ, for a gross price of $8.0 million •Phase 2, now scheduled to close in 4Q20, includes 4 buildings in Morris County for a gross purchase price of $105.8 million 2Q 2020 Development Activity The Capstone (Riverwalk C), West New York, NJ (rendering) •Continued the leaseup of the Emery. As of June 30, 2020, the property was 46.6% leased on buildable units and 61.3% leased on delivered units 2Q 2020 Office Leasing Activity •Completed 54,734 square feet of waterfront office leasing, including a partial renewal with TD Ameritrade Services •Completed 100,870 square feet of leasing in the class A suburban, suburban, and noncore portfolios, including a renewal of Ernst & Young in Metropark Liberty Towers, Jersey City, NJ 2Q 2020CLI Company Highlights5

Key Financial Metrics

$ in thousands, except per share amounts and ratios

	2Q 2020	1Q 2020	4Q 2019	3Q 2019 [3]	2Q 2019
Core FFO per Diluted Share [1]	0.28	0.33	0.44	0.38	0.40
Net Income / (Loss) per Diluted Share	(0.41)	(0.47)	(0.64)	(0.65)	(0.43)
Market Value of Equity [2]	$1,531,798	$1,524,747	$2,821,175	$2,677,497	$2,823,556
→ Common Equity (Includes OP Units)	2,040,913	2,031,563	2,317,793	2,177,378	2,341,337
→ Preferred Equity (Rockpoint)	456,791	454,492	451,058	447,795	429,895
→ OP Equity (Preferred OPs)	52,324	52,324	52,324	52,324	52,324
→ Book Value of JV Minority Interest	46,737	47,336	47,296	48,760	49,165
Total Debt, Net	2,990,464	2,877,121	2,808,518	3,097,156	2,609,112
Total Market Capitalization	5,078,114	4,956,020	5,676,989	5,877,816	5,560,362
Shares and Units:					
Common Shares Outstanding	90,596,723	90,596,079	90,595,176	90,551,967	90,553,357
Common Units Outstanding	9,586,528	9,518,638	9,612,064	9,973,344	9,976,344
Combined Shares and Units	100,183,251	100,114,717	100,207,240	100,525,311	100,529,701
Weighted Average - Diluted [2]	100,212,820	100,183,392	100,264,388	100,559,609	100,523,178
Common Share Price ($'s):					
At the End of the Period	$15.29	$15.23	$23.13	$21.66	$23.29
High During Period	18.83	23.89	23.40	24.09	24.88
Low During Period	12.90	13.83	19.96	19.97	21.68
Dividends Declared per Share	0.20	0.20	0.20	0.20	0.20
Debt Ratios:					
Net Debt to Adjusted EBITDA	13.0x	11.5x	9.7x	10.0x	9.5x
→ Net Debt to Adjusted EBITDA - Less CIP Debt	11.8x	10.7x	9.5x	9.6x	8.9x
→ Net Debt to Adjusted EBITDA - Office Portfolio	9.1x	8.6x	8.2x	8.2x	7.2x
→ Net Debt to Adjusted EBITDA - Residential Portfolio	20.9x	16.6x	11.8x	13.2x	14.4x
→ Net Debt to Adjusted EBITDA - Residential Portfolio Less CIP Debt	17.2x	14.3x	11.4x	11.9x	12.6x
Interest Coverage Ratio	2.6x	2.8x	3.0x	2.9x	2.9x
Fixed Charge Coverage Ratio	1.7x	1.8x	2.0x	1.9x	2.0x
Total Debt/Total Market Capitalization	58.9%	58.1%	49.5%	53.6%	48.3%
Total Debt/Total Book Capitalization	55.7%	54.4%	53.1%	55.1%	50.4%
Total Debt/Total Undepreciated Assets	50.2%	49.0%	48.0%	47.6%	42.7%
Secured Debt/Total Undepreciated Assets	35.1%	34.5%	32.6%	31.6%	26.9%

Notes:
See supporting "Key Metrics" notes on page 41.

2Q 2020 CLI Company Highlights 6

Net Asset Value
(Unaudited)

$ in millions
(except per share amounts)

	Apt Units/ Rentable SF.	NOI [1]	Cap Rate	Gross Asset Value (A)	Gross Per SF / Unit	Property Debt (B)	Third Party Interests (C)	Discounting [4] (D)	Net Asset Value (A-B-C-D)	Net Value Range [3] High	Net Value Range [3] Low
		NAV Calculation [2]									
Residential Portfolio	**Units**	**Stabilized**									
Operating Properties - Wholly-Owned/Consolidated	4,285	$120.3	4.8%	$2,497	*$582*	($1,401)	($60)	($97)	$939	$1,059	$855
Operating Properties - Unconsolidated JVs [5]	2,611	55.7	4.4%	1,255	*481*	(621)	(324)	0	311	349	279
In-Construction Properties [6]	1,942	60.6	4.6%	1,325	*680*	(629)	(83)	(118)	495	551	445
Land	9,264			539	*58*	0	(109)	(4)	427	448	405
Fee Income Business, Tax Credit, & Excess Cash				34		0	0	0	34	34	34
Residential - Asset Value [7]				**$5,650**	***$1,801***	**($2,651)**	**($576)**	**($219)**	**$2,206**	**$2,441**	**$2,018**
Less: Rockpoint Interest									(457)	(459)	(456)
Less: Other Payables									(19)	(19)	(19)
Total Residential NAV [8][9]									**$1,730**	**$1,963**	**$1,543**
Office Portfolio	**MSF**	**2Q 2020 Annualized**	[12]								
Hudson Waterfront (Jersey City, Hoboken)	4.908	$83.8	5.2%	$1,607	*$327*	($400)	$0	$0	$1,207	$1,377	$1,066
Class A Suburban (Metropark, Short Hills) [10]	1.955	42.7	7.9%	539	*276*	(125)	0	0	414	450	382
Suburban	1.297	15.9	10.1%	157	*121*	0	0	(5)	152	165	150
Suburban - Under Contract [11]	2.652	35.4	11.6%	305	*115*	0	0	0	305	319	293
Subtotal [13]	**10.812**	**$177.8**		**$2,608**	***$241***	**($525)**	**$0**	**($5)**	**$2,078**	**$2,311**	**$1,891**
Hotel, Other JV Interests, & Retail [14][15]				203		(113)	(16)	0	75	75	75
Harborside Plaza 4 [16]				63		0	0	0	63	63	63
Land [17]				56		0	0	0	56	56	56
Office - Asset Value				**$2,930**		**($638)**	**($16)**	**($5)**	**$2,272**	**$2,505**	**$2,085**
Less: Office Unsecured Debt									(904)	(904)	(904)
Less: Office Preferred Equity/LP Interests									(53)	(53)	(53)
Add: 1031 Balances & Other Receivables									19	19	19
Total Office NAV									**$1,334**	**$1,567**	**$1,147**
Total Mack-Cali NAV									**$3,064**	**$3,530**	**$2,690**
Approximate NAV / Share (100.2MM shares) [18]									***$30.58***	***$35.23***	***$26.84***

Notes:
See footnotes and "Information About Net Asset Value (NAV)" on pages 8, 9, and 10.

2Q 2020 CLI Company Highlights 7

Notes: Net Asset Value

(Unaudited)

$ in millions

PLEASE NOTE: The Company's Net Asset Value estimates at June 30, 2020 contained herein were produced based on conditions for the Company and its market and industry under normalized circumstances, exclusive of the uncertainties described below as a result of the worldwide COVID-19 pandemic.

The recent outbreak of COVID-19 worldwide has significantly slowed global economic activity and caused significant volatility in financial markets. As such, there is currently significant uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on the U.S. economy. The current economic environment can and will be significantly adversely affected by many factors beyond our control. The extent to which COVID-19 impacts our Net Asset Value estimates currently and into the future will depend on developments going forward, many of which are highly uncertain and cannot be predicted. As such, as a result of the magnitude of such uncertainties under the current climate, the Company has made the decision to provide its NAV estimates at June 30, 2020 under more normalized conditions to provide its investors with a more useful measure at this time.

1) Reflects 2Q 2020 Annualized Cash NOI for office assets; projected 12-month NOI for stabilized residential assets and the projected stabilized NOI for residential assets in-construction and lease-up. See Information About Net Operating Income on page 44.
2) NAV is generally arrived at by calculating the estimated gross asset values for each of the Company's real estate properties, investments and other significant assets and interests, and then deducting from such amounts the corresponding net debt and third parties' interests in the assets. Gross asset values for stabilized operating multi-family real estate properties are calculated using the direct capitalization method by dividing projected net operating income for the next one-year period by an estimated market capitalization rate for each property. Gross asset values for operating office properties are presented by dividing projected net operating income for the next one-year period by an estimated year one imputed capitalization rate for each property. See Footnote 4 for a more detailed description of the methodology used by management to estimate gross asset values for its operating office properties. Management projects net operating income that it expects to receive for future periods from a combination of in-place lease contracts, prospective renewals of expiring leases and prospective lease-up of vacant space. Market capitalization rates are estimated for each property based on its asset class and geographic location and are based on information from recent property sale transactions as well as from publicly available information regarding unrelated third-party property transactions.
3) The value range is determined by adding or subtracting 0.50% to the year 1 cap rate for office properties and 0.25% to the year 1 cap rate for residential properties. Property cash flows have been reduced by credit loss reserves, leasing and base building capital expenditures, including Harborside renovations. The Waterfront valuation includes $45 million in capital yet to be spent for the Harborside renovations. Additionally, the analysis includes approximately $65 million in base building capital during the first three years of the five-year discounted cash flow. The capital is allocated to physical building improvements and is estimated $43 million at the Waterfront, $16 million in the Class A Suburban, and $6 million in the Suburban portfolio's, respectively. Furthermore, the analysis includes $10 million in leasing capital budgeted in each of the Waterfront, Class A Suburban and Suburban portfolios. This is in addition to the tenant improvements, leasing commissions and capital reserves budgeted.
4) Represents the discount to stabilized value applied to assets that have not yet achieved their respective Projected Stabilized NOI due to construction, lease-up or renovation. See Information About Net Operating Income on page 41.
5) Joint venture investments are generally valued by: applying a capitalization rate to projected NOI for the joint venture's asset (which is similar to the process for valuing those assets wholly owned by the Company, as described above and previously), and deducting any joint venture level debt and any value allocable to joint venture partners' interests. Includes Roseland's last residential subordinate interest (Metropolitan at 40 Park) and commercial subordinate interests.

2Q 2020 CLI Company Highlights 8

Notes: Net Asset Value

(Unaudited)

6) Joint venture investments are generally valued by: applying a capitalization rate to projected NOI for the joint venture's asset (which is similar to the process for valuing those assets wholly owned by the Company, as described above and previously), and deducting any joint venture level debt and any value allocable to joint venture partners' interests. Includes Roseland's last residential subordinate interest (Metropolitan at 40 Park) and commercial subordinate interests.

7) The valuation approach for assets in-construction or lease-up are similar to that applied to assets undergoing repositioning/repurposing, as described above. After applying an estimated capitalization rate, currently ranging from 4.5% to 5.25%, to a projected stabilized net operating income, estimated to total approximately $46.6 million upon completion of the construction or lease-up activities, the Company deducts any estimated future costs totaling $565.9 million required to complete construction of the asset to arrive at an estimated value attributable to the asset. The Company then discounts the capitalized value back based on the projected number of periods to reach stabilization. The discount rate applied, currently ranging from 7% to 9.75%, is determined based on a risk assessment of the development activities and comparable target returns in the marketplace. The Company then adds back the discounted projected interim cash flows expected to be generated during the projected lease-up period to reach stabilization.

8) The residential valuation analysis totals to a Roseland NAV of $2,206,000,000, with the company's share of this NAV of $1,730,000,000 ("MCRC Share"). This latter amount represents the company's share of Roseland NAV, net of the $457,000,000 attributable to Rockpoint's noncontrolling interest.

9)

Top NAV (net equity) Contributors

Operating Properties		
Urby Harborside	$197	11%
Monaco	170	10%
Liberty Towers	144	8%
Portside 7 & 5/6 at East Pier	104	6%
Soho Lofts	90	5%
Subtotal	**$705**	**41%**
Current/Future Development Properties		
The Charlotte	$237	14%
Plaza 8/9 (land)	127	7%
Building 9 at Port Imperial	96	6%
107 Morgan	67	4%
The Upton	59	3%
Subtotal	**$586**	**34%**
Top Contributing Assets	**$1,291**	**75%**

Gross Portfolio Value

Stabilized Gross Asset Value	**$5,650**
Less: Discount for CIP	(219)
Discounted Gross Asset Value	$5,431
Less: Existing Debt	(2,650)
Less: 3rd Party Interests & Other Oblig	(594)
Less: Rockpoint Share	(457)
MCRC Share of Residential NAV	**$1,730**

NAV by Market



Washington, D.C., 5%
NY Metro, 1%
NJ Corridor, 7%
Boston Metro, 11%
Hudson River Waterfront, 77%

10) Pursuant to recent negotiations to sell the Short Hills portfolio, the Company sought a quote for defeasance of the $124.5 million cross-collateralized loan encumbering three of the four assets. That value is estimated to be $26.0 million, which indicates total debt retirement costs of $150.5 million.

11) This group represents assets removed from the Class A Suburban or Suburban buckets that are under contract for sale.

12) The year one cap rate, applied to the 2Q 2020 Annualized Cash NOI, is derived from the present value of periodic cash flows over five years and a terminal value based on stabilized income and a market cap rate, all discounted at an unlevered internal rate of return. See Information About Net Operating Income on page 41.

13) The Company calculates estimated gross asset values for each of its operating office assets by taking the sum of (i) the present value of periodic cash flows over five years and (ii) a terminal value based on estimated stabilized income and a market capitalization rate at stabilization, all discounted at an unlevered internal rate of return. This value, divided by the projected net operating income for a one-year period yields the year one imputed capitalization rate. Management projects the periodic cash flows over five years and the stabilized income from a combination of in-place lease contracts, prospective renewals of expiring leases and prospective lease-up of vacant space. Factors considered by management in projecting releasing and lease-up of vacant space and estimating the applicable market rental rates include: identification of leases currently being negotiated by management; historical annual leasing volumes for such property types; and comparable leases that have been executed for properties within the Company's portfolio and for competitor buildings in similar locations. Notwithstanding the foregoing, any assets that are contemplated for sale are valued individually at indicative or at contract prices.

2Q 2020 CLI Company Highlights 9

Notes: Net Asset Value
(Unaudited)

	Rentable Area (MSF)	2Q 2020 Annualized Cash NOI	Year 1 Cap Rate	In-Place Rent PSF	Market Rent PSF	Stabilized Occupancy Rate	Stabilized Cap Rate	Unlevered IRR	Value	$ PSF
Office										
Hudson Waterfront	4.908	$83.8	5.2%	$39.48	$46.59	86.9%	6.0%	7.0%	$1,607	$327
Class A Suburban	1.955	42.7	7.9%	39.86	41.59	90.0%	7.0%	8.0%	539	276
Suburban	1.297	15.9	10.1%	26.27	27.35	87.5%	8.0%	9.0%	157	121
Suburban - Under Contract	2.652	35.4	11.6%	32.38	31.75	N/A	N/A	N/A	305	115
Subtotal	**10.812**	**$177.8**		**$36.22**	**$39.74**				**$2,609**	**$241**

14) See Information About Net Operating Income on page 44. Valuations for properties planned for or undergoing a repositioning or repurposing utilize a projected stabilized net operating income for the asset upon completion of the repositioning/repurposing activities. After applying an estimated capitalization rate to a projected stabilized net operating income, the capitalized value is next discounted back based on the projected number of periods to re-stabilize the asset. The discount rate applied is determined based on a risk assessment of the repositioning/repurposing activities and comparable target returns in the marketplace, and further validated by outside market sources, when available for that market. Additionally, adjustments are made to the estimated value by deducting any estimated future costs necessary to complete the planned activities, as well as adding back the discounted projected interim operating cash flows expected to be generated by the property until re-stabilization has been achieved.

15) Includes the Company's ownership interests in the Hyatt Regency Jersey City and two office joint venture properties.

16) The Company updated its valuation method of the Harborside Plaza 4 land to reflect an $80K per unit value for 792 residential units.

17) The value of land is based on a combination of recent or pending transactions for land parcels within our relevant markets and unrelated third parties, and sometimes may utilize land appraisals for certain markets, if available for other purposes, such as for transaction financing. Further, we consider what a land parcel's value would need to be when combined with all other development costs to yield what we believe to be an appropriate target rate of return for a development project. The per apartment unit or per square foot office space values are derived by dividing the aggregate land value by the number of potential apartment units or square feet of office space the land can accommodate. The number of potential units or square feet of office space a land parcel can accommodate is most commonly governed by either in-place governmental approvals or density regulations set forth by existing zoning guidelines.

18) The decrease in the approximate NAV per share of $2.35 from March 31, 2020 to June 30, 2020 is due primarily to internal re-assessment of market lease assumptions relating to the office portfolio.

Information About Net Asset Value (NAV)

Overall, NAV is arrived at by calculating the estimated gross asset values for each of their real estate properties, investments and other significant assets and interests, and then deducting from such amounts the corresponding net debt and third parties' interests in the assets. Gross asset values for the operating real estate properties are calculated using the direct capitalization method by dividing projected net operating income for a one-year period by an estimated current capitalization rate for each property. For each operating property, management projects net operating income that it expects to receive for future periods from a combination of in-place lease contracts, prospective renewals of expiring leases and prospective lease-up of vacant space. Factors considered by management in projecting releasing and lease-up of vacant space and estimating the applicable market rental rates include: identification of leases currently being negotiated by management; historical annual leasing volumes for such property types; and comparable leases that have been executed for properties within the Registrants' portfolio and for competitor buildings in similar locations. A capitalization rate is estimated for each property based on its asset class and geographic location. Estimates of capitalization rates are based on information from recent property sale transactions as well as from publicly available information regarding unrelated third-party property transactions.

The use of NAV as a measure of value is subject to certain inherent limitations. The assessment of the estimated NAV of a particular property is subjective in that it involves estimates and assumptions and can be calculated using various acceptable methods. The Company's methods of determining NAV may differ from the methods used by other companies. Accordingly, the Company's estimated NAV may not be comparable to measures used by other companies. As with any valuation methodology, the methodologies utilized by the Company in estimating NAV are based upon a number of estimates, assumptions, judgments or opinions that may or may not prove to be correct. Capitalization rates obtained from publicly available sources also are critical to the NAV calculation and are subject to the sources selected and variability of market conditions at the time. Investors in the Company are cautioned that NAV does not represent (i) the amount at which the Company's securities would trade at a national securities exchange, (ii) the amount that a security holder would obtain if he or she tried to sell his or her securities, (iii) the amount that a security holder would receive if the Company liquidated its assets and distributed the proceeds after paying all of their expenses and liabilities or (iv) the book value of the Company's real estate, which is generally based on the amortized cost of the property, subject to certain adjustments.

2Q 2020 CLI Company Highlights 10

Balance Sheet

$ in thousands
(unaudited)

	2Q 2020				4Q 2019
	Office/Corp.	Roseland	Elim./Other	Total	
ASSETS					
Rental property					
Land and leasehold interests	$62,218	$326,797	-	$389,015	$385,010
Buildings and improvements	869,622	1,870,150	-	2,739,772	2,872,270
Tenant improvements	140,330	2,658	-	142,988	163,299
Furniture, fixtures and equipment	6,743	76,616	-	83,359	78,716
Land and improvements held for development	12,194	296,858	-	309,052	299,338
Development and construction in progress	88,221	523,557	-	611,778	458,048
	1,179,328	3,096,636	-	4,275,964	4,256,681
Less – accumulated depreciation and amortization	(459,325)	(120,350)	-	(579,675)	(558,617)
	720,003	2,976,286	-	3,696,289	3,698,064
Rental property held for sale, net	1,078,422	-	-	1,078,422	966,497
Net Investment in Rental Property	1,798,425	2,976,286	-	4,774,711	4,664,561
Cash and cash equivalents	17,001	9,294	-	26,295	25,589
Restricted cash	4,435	9,709	-	14,144	15,577
Investments in unconsolidated joint ventures	7,700	192,709	-	200,409	209,091
Unbilled rents receivable, net	93,086	2,015	-	95,101	95,686
Deferred charges, goodwill and other assets, net [1]	211,350	45,554	(19,000)	237,904	275,102
Accounts receivable	7,457	3,991	-	11,448	7,192
Total Assets	**$2,139,454**	**$3,239,558**	**($19,000)**	**$5,360,012**	**$5,292,798**
LIABILITIES & EQUITY					
Senior unsecured notes, net	$572,068	-	-	$572,068	$571,484
Unsecured revolving credit facility and term loans	329,000	-	-	329,000	329,000
Mortgages, loans payable and other obligations, net	521,146	1,568,251	-	2,089,397	1,908,034
Note payable to affiliate	-	19,000	(19,000)	-	-
Dividends and distributions payable	1,574	-	-	1,574	22,265
Accounts payable, accrued expenses and other liabilities	116,417	101,458	-	217,875	209,510
Rents received in advance and security deposits	30,780	6,763	-	37,543	39,463
Accrued interest payable	5,939	4,165	-	10,104	10,185
Total Liabilities	**$1,576,924**	**$1,699,637**	**($19,000)**	**$3,257,561**	**$3,089,941**
Commitments and contingencies					
Redeemable noncontrolling interests	52,324	456,631	-	508,955	503,382
Total Stockholders'/Members Equity	**362,258**	**1,036,775**	-	**1,399,033**	**1,493,699**
Noncontrolling interests in subsidiaries:					
Operating Partnership	148,039	-	-	148,039	158,480
Consolidated joint ventures	(91)	46,515	-	46,424	47,296
Total Noncontrolling Interests in Subsidiaries	**147,948**	**46,515**	-	**194,463**	**205,776**
Total Equity	**510,206**	**1,083,290**	-	**1,593,496**	**1,699,475**
Total Liabilities and Equity	**$2,139,454**	**$3,239,558**	**($19,000)**	**$5,360,012**	**$5,292,798**

Notes: See supporting "Balance Sheet" notes on page 41 for more information.

2Q 2020 CLI Company Highlights 11

Income Statement – Quarterly Comparison

$ in thousands, except per share amounts
(unaudited)

	2Q 2020 Office/ Corp.	2Q 2020 Less: Disc. Ops	2Q 2020 Roseland	2Q 2020 Total	1Q 2020	4Q 2019	3Q 2019	2Q 2019
REVENUES								
Revenue from leases:								
Base rents	$65,357	($35,609)	$31,190	$60,938	$65,527	$66,661	$66,595	$66,971
Escalations and recoveries from tenants	6,063	(3,427)	1,218	3,854	4,923	4,534	5,943	6,047
Real estate services	44	-	2,711	2,755	2,993	3,090	3,411	3,530
Parking income	1,588	(50)	1,496	3,034	5,265	5,760	5,716	5,515
Hotel income	-	-	772	772	1,625	4,139	3,325	2,094
Other income	424	26	847	1,297	1,724	2,489	2,401	2,448
Total revenues	**$73,476**	**($39,060)**	**$38,234**	**$72,650**	**$82,057**	**$86,673**	**$87,391**	**$86,605**
EXPENSES								
Real estate taxes	$9,455	($5,194)	$6,312	$10,573	$10,937	$10,185	$11,151	$11,018
Utilities	4,017	(2,280)	1,376	3,113	3,853	3,276	4,402	4,091
Operating services	14,536	(7,075)	8,172	15,633	16,064	16,820	18,109	17,913
Real estate service expenses	50	-	3,035	3,085	3,721	3,768	3,905	3,979
General and administrative	14,014	(22)	3,250	17,242	15,818	16,960	12,572	16,946
Depreciation and amortization	12,032		15,309	27,341	33,796	35,906	32,605	31,971
Land and other impairments	13,443	(1,453)	4,856	16,846	5,263	27,356	2,589	2,499
Total expenses	**$67,547**	**($16,024)**	**$42,310**	**$93,833**	**$89,452**	**$114,271**	**$85,333**	**$88,417**
Operating Income (expense)	**$5,929**	**($23,036)**	**($4,076)**	**($21,183)**	**($7,395)**	**($27,598)**	**$2,058**	**($1,812)**
OTHER (EXPENSE) INCOME								
Interest expense	($12,755)	$1,307	($9,164)	($20,612)	($20,918)	($22,751)	($22,129)	($22,207)
Interest and other investment income (loss)	1	-	6	7	32	886	189	515
Equity in earnings (loss) of unconsolidated joint ventures	(377)	-	(569)	(946)	(708)	(437)	(113)	(88)
Gain on change of control of interests	-	-	-	-	-	-	-	-
Realized gains (losses) and unrealized losses on disposition	(11,929)	11,929	-	-	(7,915)	112,228	(34,666)	255
Gain on sale of land/other	-	-	-	-	4,813	(44)	296	270
Gain on sale of investment in unconsolidated joint venture	-	-	-	-	-	-	-	-
Gain (loss) from early extinguishment of debt, net	-	-	-	-	-	(153)	(98)	588
Total other income (expense)	**(25,060)**	**13,236**	**(9,727)**	**(21,551)**	**(24,696)**	**89,729**	**(56,521)**	**(20,667)**
Income from continuing operations	**(19,131)**	**(9,800)**	**(13,803)**	**(42,734)**	**(32,091)**	**62,131**	**(54,463)**	**(22,479)**
Income from discontinued operations	-	21,729	-	21,729	21,993	2,770	8,505	7,952
Realized gains (losses) on disposition	-	(11,929)	-	(11,929)	(27,746)	(120,309)	(10,063)	(5,802)
Total discontinued operations	**-**	**9,800**	**-**	**9,800**	**(5,753)**	**(117,539)**	**(1,558)**	**2,150**
Net Income	**(19,131)**	**-**	**(13,803)**	**(32,934)**	**(37,844)**	**(55,408)**	**(56,021)**	**(20,329)**
Noncontrolling interest in consolidated joint ventures	382	-	447	$829	$176	$1,404	$405	$847
Noncontrolling interests in Operating Partnership from continuing operations	4,626	-	-	4,626	3,666	(5,494)	6,004	2,647
Noncontrolling interests in Operating Partnership in discontinued operations	(937)	-	-	(937)	549	11,317	155	(213)
Redeemable noncontrolling interest	(455)	-	(6,016)	(6,471)	(6,471)	(6,471)	(6,471)	(5,006)
Net income (loss) available to common shareholders	**($15,515)**	**$0**	**($19,372)**	**($34,887)**	**($39,924)**	**($54,652)**	**($55,928)**	**($22,054)**
Basic earnings per common share:								
Net income (loss) available to common shareholders				($0.41)	($0.47)	($0.64)	($0.65)	($0.43)
Diluted earnings per common share:								
Net income (loss) available to common shareholders				($0.41)	($0.47)	($0.64)	($0.65)	($0.43)
Basic weighted average shares outstanding				90,629,000	90,616,000	90,611,000	90,584,000	90,533,000
Diluted weighted average shares outstanding				100,213,000	100,183,000	100,264,000	100,560,000	100,523,000

2Q 2020 CLI Company Highlights 12

FFO & Core FFO – Quarterly Comparison

$ in thousands, except per share amounts and ratios
(unaudited)

	2Q 2020	1Q 2020	4Q 2019	3Q 2019	2Q 2019
Net income (loss) available to common shareholders	($34,887)	($39,924)	($54,652)	($55,928)	($22,054)
Add (deduct): Noncontrolling interest in Operating Partnership	(4,626)	(3,666)	5,494	(6,004)	(2,647)
Noncontrolling interests in discontinued operations	937	(549)	(11,317)	(155)	213
Real estate-related depreciation and amortization on continuing operations [1]	30,199	36,696	39,155	35,785	34,619
Real estate-related depreciation and amortization on discontinued operations	1,452	1,453	21,776	16,797	17,246
Property impairments	-	-	-	5,894	5,802
Impairment of unconsolidated joint venture investment (included in Equity in earnings)	-	-	3,661	-	-
Gain on change of control of interests	-	-	-	-	-
Gain on sale of investment in unconsolidated joint venture	-	-	-	-	-
Continuing operations: Realized (gains) and unrealized losses on disposition of rental property, net	-	7,915	(112,228)	34,666	(255)
Discontinued operations: Realized (gains) loss and unrealized losses on disposition of rental property, net	11,929	27,746	120,309	413	-
Funds from operations [2]	**$5,004**	**$29,671**	**$12,198**	**$31,468**	**$32,924**
Add/(Deduct):					
(Gain)/Loss from extinguishment of debt, net	-	-	$153	$98	($588)
Dead deal costs	277	-	-	271	-
Land and other impairments	-	5,263	27,356	6,345	2,499
Gain on disposition of developable land	16,846	(4,813)	44	(296)	(270)
Severance/separation costs on management restructuring	891	1,947	-	277	-
Reporting system conversion costs	-	363	998	-	-
Strategic direction costs	-	-	4,629	-	-
Proxy fight costs	5,017	799	-	-	4,171
New payroll tax consulting costs	-	-	-	-	1,313
Noncontrolling interest share on consolidated joint ventures impairment charges	-	-	(1,263)	-	-
Core FFO	**$28,035**	**$33,320**	**$44,115**	**$38,163**	**$40,049**
Diluted weighted average shares/units outstanding [3]	100,213,000	100,183,000	100,264,000	100,560,000	100,523,000
Funds from operations per share-diluted	$0.05	$0.30	$0.12	$0.31	$0.33
Core Funds from Operations per share/unit-diluted	$0.28	$0.33	$0.44	$0.38	$0.40
Dividends declared per common share	$0.20	$0.20	$0.20	$0.20	$0.20

Notes:
See footnotes and "Information About FFO, Core FFO, & AFFO" on page 19.

2Q 2020 CLI Company Highlights 13

AFFO & Adjusted EBITDA – Quarterly Comparison

$ in thousands, except per share amounts and ratios
(unaudited)

	2Q 2020	1Q 2020	4Q 2019	3Q 2019	2Q 2019
Core FFO (calculated on previous page)	$28,035	$33,230	$44,115	$38,163	$40,049
Add (Deduct) Non-Cash Items:					
Straight-line rent adjustments [3]	$856	($2,132)	($4,084)	($3,625)	($4,052)
Amortization of market lease intangibles, net [4]	(857)	(946)	(1,116)	(1,057)	(1,058)
Amortization of lease inducements	59	57	(15)	(108)	279
Amortization of stock compensation	2,496	2,612	2,192	2,061	2,218
Non-real estate depreciation and amortization	482	450	431	611	511
Amortization of debt discount/(premium) and mark-to-market, net	(238)	(238)	(237)	(238)	(237)
Amortization of deferred financing costs	1,060	1,020	1,147	1,121	1,168
Deduct:					
Non-incremental revenue generating capital expenditures:					
Building improvements	(1,104)	(3,247)	(6,012)	(3,091)	(383)
Tenant improvements and leasing commissions [5]	(2,897)	(8,093)	(9,354)	(7,245)	(4,800)
Tenant improvements and leasing commissions on space vacant for more than one year	(6,068)	(2,958)	(888)	(6,138)	(4,216)
Adjusted FFO [2]	**$21,824**	**$19,755**	**$26,179**	**$20,454**	**$29,479**
Core FFO (calculated on previous page)	$28,035	$33,230	$44,115	$38,163	$40,049
Deduct:					
Equity in earnings (loss) of unconsolidated joint ventures, net	$946	$708	($3,223)	$113	$88
Equity in earnings share of depreciation and amortization	(3,340)	(3,350)	(3,678)	(3,655)	(3,024)
Add-back:					
Interest expense	21,919	22,226	24,072	23,450	23,515
Recurring JV distributions	3,682	2,459	5,123	3,528	3,850
Income (loss) in noncontrolling interest in consolidated joint ventures	(830)	(176)	(1,404)	(405)	(847)
Redeemable noncontrolling interest	6,471	6,471	6,471	6,471	5,006
Income tax expense	34	6	0	59	85
Adjusted EBITDA	**$56,917**	**$61,574**	**$71,476**	**$67,724**	**$68,722**
Net debt at period end [6]	$2,950,026	$2,835,993	$2,767,351	$3,097,156	$2,609,112
Net debt to Adjusted EBITDA	13.0x	11.5x	9.7x	10.0x	9.5x

Notes:
See footnotes and "Information About FFO, Core FFO, & AFFO" on page 19.

2Q 2020 CLI Company Highlights 14

Income Statement – Year-to-Date Comparison

$ in thousands, except per share amounts
(unaudited)

	YTD 2020			YTD 2019		
	All Operations	Less: Disc. Ops	Total	All Operations	Less: Disc. Ops	Total
REVENUES						
Revenue from leases:						
Base rents	$199,600	($73,135)	$126,465	$219,400	($79,178)	$140,222
Escalations and recoveries from tenants	16,207	(7,430)	8,777	20,399	(8,212)	12,187
Real estate services	5,748	-	5,748	7,372	-	7,372
Parking income	8,398	(99)	8,299	10,504	(123)	10,381
Hotel income	2,397	-	2,397	2,377	-	2,377
Other income	3,025	(4)	3,021	4,658	(326)	4,332
Total revenues	**$235,375**	**($80,668)**	**$154,707**	**$264,710**	**($87,839)**	**$176,871**
EXPENSES						
Real estate taxes	$31,959	($10,449)	$21,510	$33,675	($11,013)	$22,662
Utilities	12,692	(5,726)	6,966	17,907	(7,704)	10,203
Operating services	46,922	(15,225)	31,697	51,124	(16,412)	34,712
Real estate service expenses	6,806	-	6,806	8,245	-	8,245
Leasing personnel costs	-	-	-	-	-	-
General and administrative	33,088	(28)	33,060	30,303	(38)	30,265
Depreciation and amortization	64,042	(2,905)	61,137	97,398	(33,893)	63,505
Property impairments	-	-	-	-	-	-
Land and other impairments	22,109	-	22,109	2,499	-	2,499
Total expenses	**$217,618**	**($34,333)**	**$183,285**	**$241,151**	**($69,060)**	**$172,091**
Operating Income (expense)	**$17,757**	**($46,335)**	**($28,578)**	**$23,559**	**($18,779)**	**$4,780**
OTHER (EXPENSE) INCOME						
Interest expense	($44,144)	$2,614	($41,530)	($48,288)	$2,600	($45,688)
Interest and other investment income (loss)	40	(1)	39	1,339	(1)	1,338
Equity in earnings (loss) of unconsolidated joint ventures	(1,654)	-	(1,654)	(769)	-	(769)
Gain on change of control of interests	-	-	-	13,790	-	13,790
Realized gains (losses) and unrealized losses on disposition	(47,590)	39,675	(7,915)	262,562	5,802	268,364
Gain on sale of land/other	4,813	-	4,813	270	-	270
Gain on sale of investment in unconsolidated joint venture	-	-	-	903	-	903
Gain (loss) from early extinguishment of debt, net	-	-	-	1,899	-	1,899
Total other income (expense)	**(88,535)**	**42,288**	**(46,247)**	**231,706**	**8,401**	**240,107**
Income from continuing operations	**(70,778)**	**(4,047)**	**(74,825)**	**255,265**	**(10,378)**	**244,887**
Income from discontinued operations	-	43,722	43,722	-	16,180	16,180
Realized gains (losses) on disposition	-	(39,675)	(39,675)	-	(5,802)	(5,802)
Total discontinued operations	**-**	**4,047**	**4,047**	**-**	**10,378**	**10,378**
Net Income	**(70,778)**	**-**	**(70,778)**	**255,265**	**-**	**255,265**
Noncontrolling interest in consolidated joint ventures	1,005	-	$1,005	2,095	-	$2,095
Noncontrolling interests in Operating Partnership of income from continuing operations	8,292	-	8,292	(24,196)	-	(24,196)
Noncontrolling interests in Operating Partnership in discontinued operations	(388)	-	(388)	(1,050)	-	(1,050)
Redeemable noncontrolling interest	(12,942)	-	(12,942)	(9,673)	-	(9,673)
Net income (loss) available to common shareholders	**($74,811)**	**$0**	**($74,811)**	**$222,441**	**$0**	**$222,441**
Basic earnings per common share:						
Net income (loss) available to common shareholders			($0.88)			$2.24
Diluted earnings per common share:						
Net income (loss) available to common shareholders			($0.88)			$2.24
Basic weighted average shares outstanding			90,622,000			90,516,000
Diluted weighted average shares outstanding			100,198,000			100,825,000

2Q 2020 CLI Company Highlights 15

FFO & Core FFO – Year-to-Date Comparison

$ in thousands, except per share amounts and ratios
(unaudited)

	YTD 2020	YTD 2019
Net income (loss) available to common shareholders	($74,811)	$222,441
Add (deduct): Noncontrolling interest in Operating Partnership	(8,292)	24,196
Noncontrolling interests in discontinued operations	388	1,050
Real estate-related depreciation and amortization on continuing operations [1]	66,895	68,412
Real estate-related depreciation and amortization on discontinued operations	2,905	33,621
Property impairments	-	5,802
Impairment of unconsolidated joint venture investment (included in Equity in earnings)	-	-
Gain on change of control of interests	-	(13,790)
Gain on sale of investment in unconsolidated joint venture	-	(903)
Continuing operations: Realized (gains) and unrealized losses on disposition of rental property, net	7,915	(268,364)
Discontinued operations: Realized (gains) loss and unrealized losses on disposition of rental property, net	39,675	-
Funds from operations [2]	**$34,675**	**$72,465**
Add/(Deduct):		
(Gain)/Loss from extinguishment of debt, net	$0	($1,899)
Dead deal costs	277	-
Land and other impairments	22,109	2,499
Gain on disposition of developable land	(4,813)	(270)
Severance/separation costs on management restructuring	2,838	1,562
Reporting system conversion costs	363	-
Strategic direction costs	-	-
Management contract termination costs	-	1,021
Proxy fight costs	5,816	4,171
New payroll tax consulting costs	-	1,313
Noncontrolling interest share on consolidated joint ventures impairment charges		-
Core FFO	**$61,265**	**$80,862**
Diluted weighted average shares/units outstanding [7]	100,198,000	100,825,000
Funds from operations per share-diluted	$0.35	$0.72
Core Funds from Operations per share/unit-diluted	$0.61	$0.80
Dividends declared per common share	$0.40	$0.40

Notes:
See footnotes and "Information About FFO, Core FFO, & AFFO" on page 19.

2Q 2020 CLI Company Highlights 16

AFFO & Adjusted EBITDA – Year-to-Date Comparison

$ in thousands, except per share amounts and ratios
(unaudited)

	YTD 2020	YTD 2019
Core FFO (calculated on previous page)	**$61,265**	**$80,862**
Add (Deduct) Non-Cash Items:		
Straight-line rent adjustments [3]	($1,277)	($6,907)
Amortization of market lease intangibles, net [4]	(1,803)	(2,095)
Amortization of lease inducements	116	583
Amortization of stock compensation	5,108	4,229
Non-real estate depreciation and amortization	932	1,050
Amortization of debt discount/(premium) and mark-to-market, net	(475)	(475)
Amortization of deferred financing costs	2,080	2,357
Deduct:		
Non-incremental revenue generating capital expenditures:		
Building improvements	(4,351)	(3,315)
Tenant improvements and leasing commissions [5]	(10,989)	(12,731)
Tenant improvements and leasing commissions on space vacant for more than one year	(9,026)	(7,698)
Adjusted FFO [2]	**$41,579**	**$55,860**
Core FFO (calculated on previous page)	**$61,265**	**$80,862**
Deduct:		
Equity in earnings (loss) of unconsolidated joint ventures, net	$1,655	$769
Equity in earnings share of depreciation and amortization	(6,690)	(5,686)
Add-back:		
Interest expense	44,144	48,289
Recurring JV distributions	6,141	6,970
Income (loss) in noncontrolling interest in consolidated joint ventures	(1,005)	(2,095)
Redeemable noncontrolling interest	12,941	9,673
Income tax expense	40	128
Adjusted EBITDA	**$118,492**	**$138,910**
Net debt at period end [6]	$2,950,026	$2,609,112
Net debt to Adjusted EBITDA	12.4x	9.4x

Notes:
See footnotes and "Information About FFO, Core FFO, & AFFO" on page 19.

2Q 2020 CLI Company Highlights 17

EBITDAre – Quarterly Comparison

$ in thousands
(unaudited)

	2Q 2020	1Q 2020	4Q 2019	3Q 2019	2Q 2019
Net Income (loss) available to common shareholders	($34,887)	($39,924)	($54,652)	($55,928)	($22,054)
Add/(Deduct):					
Noncontrolling interest in operating partnership	(4,626)	(3,666)	5,494	(6,004)	(2,648)
Noncontrolling interest in discontinued operations	937	(549)	(11,317)	(155)	214
Noncontrolling interest in consolidated joint ventures (a)	(829)	(176)	(1,404)	(405)	(847)
Redeemable noncontrolling interest	6,471	6,471	6,471	6,471	5,006
Interest expense	21,919	22,226	24,072	23,450	23,515
Income tax expense	34	7	1	59	85
Depreciation and amortization	28,794	35,249	57,684	49,538	49,352
Deduct:					
Realized (gains) losses and unrealized losses on disposition of rental property, net - continuing operations	-	7,915	8,081	35,079	(255)
Realized (gains) losses and unrealized losses on disposition of rental property, net - discontinued operations	11,929	27,746	-	-	-
(Gain)/loss on sale of investment in unconsolidated joint ventures	-	-	-	-	-
(Gain)/loss on change of control of interest	-	-	-	-	-
Equity in (earnings) loss of unconsolidated joint ventures	946	708	437	113	88
Add:					
Property Impairments	-	-	-	5,894	5,802
Company's share of property NOI's in unconsolidated joint ventures (1)	6,823	7,526	12,819	9,612	9,287
EBITDAre	**$37,511**	**$63,533**	**$47,686**	**$67,724**	**$67,545**
Add:					
Loss from extinguishment of debt, net	-	-	153	98	(588)
Severance/Separation costs on management restructuring	891	1,947	-	277	-
Management contract termination costs	-	-	-	-	-
Strategic direction costs	-	-	4,629	-	-
Reporting systems conversion cost	-	363	998	-	-
Dead deal costs	277	-	-	271	-
Land and other impairments	16,846	5,263	27,356	6,345	2,499
Gain on disposition of developable land	-	(4,813)	44	(296)	(270)
Proxy fight costs	5,017	799	-	-	4,171
New payroll tax consulting costs	-	-	-	-	1,313
Adjusted EBITDAre	**$60,542**	**$67,092**	**$80,866**	**$74,419**	**$74,670**
Noncontrolling interests in consolidated joint ventures (a):					
Marbella	(80)	(37)	(44)	(115)	(209)
M2 at Marbella	(105)	(47)	(51)	(234)	(560)
Port Imperial Garage South	(224)	(55)	(18)	(42)	(50)
Port Imperial Retail South	(3)	(3)	(8)	5	12
Other consolidated joint ventures	(417)	(34)	(1,283)	(19)	(40)
Net losses in noncontrolling interests	**($829)**	**($176)**	**($1,404)**	**($405)**	**($847)**
Add:					
Depreciation in noncontrolling interest in consolidated JV's	669	660	645	838	1,424
Funds from operations - noncontrolling interest in consolidated JV's	**($160)**	**$484**	**($759)**	**$433**	**$577**
Add:					
Interest expense in noncontrolling interest in consolidated JV's	805	805	806	806	806
Net operating income before debt service in consolidated JV's	**$645**	**$1,289**	**$47**	**$1,239**	**$1,383**

Notes:
(1) See unconsolidated joint venture NOI details on page 25 for 2Q 2020.
See Information About EBITDAre on page 19.

2Q 2020 CLI Company Highlights 18

FFO, Core FFO & AFFO (Notes) Notes (1)Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interest, of $3,340 and $3,024 for the three months ended June 30, 2020 and 2019, respectively, and $6,689 and $5,685 for the six months ended June 30, 2020 and 2019, respectively. Excludes nonreal estaterelated depreciation and amortization of $482 and $511 for the three months ended June 30, 2020 and 2019, respectively, and $932 and $1,050 for the six months ended June 30, 2020 and 2019. (2)Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO, Core FFO and AFFO” below. (3)Includes free rent of $3,301 and $5,410 for the three months ended June 30, 2020 and 2019, respectively, and $6,257 and $10,242 for the six months ended June 30, 2020 and 2019, respectively. Also includes the Company's share from unconsolidated joint ventures of ($11) and ($96) for the three months ended June 30, 2020 and 2019, respectively, and $17 and ($325) for the six months ended June 30, 2020 and 2019, respectively. (4)Includes the Company's share from unconsolidated joint ventures of $0 and $0 for the three months ended June 30, 2020 and 2019, respectively, and $0 and $0 for the six months ended June 30, 2020 and 2019, respectively. (5)Excludes expenditures for tenant spaces in properties that have not been owned by the Company for at least a year. (6)Net Debt calculated by taking the sum of senior unsecured notes, unsecured revolving credit facility, and mortgages, loans payable and other obligations, and deducting cash and cash equivalents and restricted cash, all at period end. (7)Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares 9,395 and 9,866 for the three months ended June 30, 2020 and 2019, respectively, and 9,419 and 10,014 for the six months ended June 30, 2020 and 2019, respectively. Information About FFO, Core FFO and AFFO Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interests of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable rental property transactions (including both acquisitions and dispositions), and impairments related to depreciable rental property, plus real estaterelated depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from property transactions and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs. FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables above. Core FFO is defined as FFO, as adjusted for items that may distort the comparative measurement of the Company’s performance over time. Adjusted FFO ("AFFO") is defined as Core FFO less (i) recurring tenant improvements, leasing commissions and capital expenditures, (ii) straightline rents and amortization of acquired above/belowmarket leases, net, and (iii) other noncash income, plus (iv) other noncash charges. Core FFO and AFFO are both nonGAAP financial measures that are not intended to represent cash flow and are not indicative of cash flows provided by operating activities as determined in accordance with GAAP. Core FFO and AFFO are presented solely as supplemental disclosures that the Company’s management believes provides useful information regarding the Company's operating performance and its ability to fund its dividends. There are not generally accepted definitions established for Core FFO or AFFO. Therefore, the Company's measures of Core FFO and AFFO may not be comparable to the Core FFO and AFFO reported by other REITs. A reconciliation of net income to Core FFO and AFFO are included in the financial tables above. Information About EBITDAre EBITDAre is a nonGAAP financial measure. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment writedowns of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. The Company presents EBITDAre, because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity. 2Q 2020CLI Company Highlights19

Same Store Performance $ in thousands Residential Same Store(1) Total Property Revenues Real Estate Taxes Payroll Repairs & Maintenance Utilities Insurance Marketing Other(2) Total Property Expenses Same Store GAAP NOI (3), (4) Total Units % Leased Office Same Store(5) $27,262 $3,497 1,099 (41) 927 352 154 4,877 $10,865 $16,397 4,838 92.3% $28,754 $3,527 1,063 35 879 308 177 4,513 $10,502 $18,252 4,838 97.4% ($1,492) ($30) 36 (76) 48 44 (23) 364 $363 ($1,855) (5.2%) (0.8%) 3.4% (216.9%) 5.5% 14.1% (12.8%) 8.1% 3.5% (10.2%) (5.1%) $55,943 $6,943 2,990 893 1,951 740 602 6,896 $21,016 $34,927 4,838 92.3% $55,920 $7,145 2,926 940 1,852 616 681 6,633 $20,793 $35,127 4,838 97.4% $23 ($201) 64 (47) 99 124 (79) 263 $223 ($200) 0.0% (2.8%) 2.2% (5.0%) 5.4% 20.2% (11.6%) 4.0% 1.1% (0.6%) (5.1%) Total Property Revenues (GAAP) Real Estate Taxes Utilities Operating Services Total Property Expenses Same Store GAAP NOI (6) Less: straightlining of rents adj. and FAS 141 Same Store Cash NOI Total Properties Total Square Footage % Leased $34,964 $4,909 1,500 7,169 $13,578 $21,386 ($564) $21,950 6 4,508,801 78.6% $36,902 $4,849 1,979 7,896 $14,724 $22,178 $2,828 $19,350 6 4,508,801 77.0% ($1,938) $60 (479) (727) ($1,146) ($792) ($3,392) $2,600 (5.3%) 1.2% (24.2%) (9.2%) (7.8%) (3.6%) (120.0%) 13.4% 1.6% $73,409 $9,816 3,717 14,771 $28,304 $45,105 $1,641 $43,464 6 4,508,801 78.6% $72,623 $9,675 4,700 15,154 $29,529 $43,094 $4,715 $38,379 6 4,508,801 77.0% $786 $141 (983) (383) ($1,225) $2,011 ($3,074) $5,085 1.1% 1.5% (20.9%) (2.5%) (4.1%) 4.7% (65.2%) 13.2% 1.6% Notes: (1) (2) (3) (4) Values represent the Company’s pro rata ownership of operating portfolio. Includes management fees. Aggregate propertylevel revenue over the given period; less: operating expense, real estate taxes and utilities over the same period for the same store portfolio. During the quarter, the Company wroteoff $944 of receivables relating to a Corporate Apartment operator’s rent being deemed uncollectible. This charge was taken against revenues; excluding this charge samestore NOI would have been (5.0%) for the second quarter and 2.1% for the six months ended June 30, 2020. Office Same Store excludes discontinued operations and Harborside Plaza 1 as it was removed from service in 4Q19. The aggregate sum of: propertylevel revenue, straightline and ASC 805 adjustments over the given time period; less: operating expense, real estate taxes and utilities over the same period for the same store portfolio. (5) (6) 2Q 2020CLI Company Highlights20 For the Three Months Ended 2Q 20202Q 2019Change% Change For the Six Months Ended 2Q 20202Q 2019Change % Change For the Three Months Ended 2Q 20202Q 2019Change% Change For the Six Months Ended 2Q 20202Q 2019Change % Change

Debt Summary & Future Repayments Schedule

$ in thousands

Debt Breakdown

	Balance	% of Total	Weighted Average Interest Rate (1)	Weighted Average Maturity in Years
Fixed Rate Debt				
Fixed Rate Unsecured Debt and Other Obligations	$575,000	19.11%	4.09%	2.31
Fixed Rate Secured Debt	1,769,695	58.81%	3.79%	5.99
Subtotal: Fixed Rate Debt	**$2,344,695**	**77.92%**	**3.86%**	**5.09**
Variable Rate Debt				
Variable Rate Secured Debt	$335,612	11.15%	3.19%	3.38
Variable Rate Unsecured Debt (1)	329,000	10.93%	1.48%	0.57
Subtotal: Variable Rate Debt	**$664,612**	**22.08%**	**2.34%**	**1.99**
Totals/Weighted Average	**$3,009,307**	**100.00%**	**3.53%**	**4.40**
Adjustment for Unamortized Debt Discount	(1,837)			
Unamortized Deferred Financing Costs	(17,005)			
Total Consolidated Debt, net	**$2,990,465**			
Partners' Share	(74,686)			
CLI Share of Total Consolidated Debt, net (a)	**$2,915,779**			
Unconsolidated Secured Debt				
CLI Share	$377,999	48.29%	4.06%	7.14
Partners' Share	404,689	51.71%	4.06%	7.14
Total Unconsolidated Secured Debt	**$782,688**	**100.00%**	**4.06%**	**7.14**

Maturity Schedule

Period	Principal Maturities	Scheduled Amortization	Total Future Repayments	Weighted Average Interest Rate (1)
2020	-	288	288	4.82%
2021	497,800	590	498,390	2.06%
2022	473,067	550	473,617	4.06%
2023	360,747	2,323	363,070	3.44%
2024	380,795	3,927	384,722	3.67%
2025	-	3,799	3,799	3.96%
Thereafter	1,269,775	14,701	1,284,476	3.88%
Subtotal	**$2,982,184**	**$26,178**	**$3,008,362**	**3.53%**
Adjustment for unamortized debt discount/premium		(1,837)	(1,837)	
Unamortized mark-to-market		944	944	
Unamortized deferred financing costs (2)		(17,004)	(17,004)	
Totals/Weighted Average	**$2,982,184**	**$8,281**	**$2,990,465**	**3.53%**

Notes:

(a) Minority interest share of consolidated debt is comprised of $33.7 million at Marbella, $30.1 million at M2, $9.7 million at Port Imperial South Garage, and $1.2 million at Port Imperial South Retail.

See supporting "Debt Summary & Maturity Schedule" notes on page 41.

2Q 2020 CLI Company Highlights 21

Residential Debt Profile

$ in thousands

	Lender	Effective Interest Rate [1]	June 30, 2020	December 31, 2019	Date of Maturity
Secured Construction Loans					
Marriott Hotels at Port Imperial (F.K.A. Port Imperial 4/5 Hotel)	Fifth Third Bank	LIBOR + 3.40%	94,000	74,000	04/09/22
Chase III	Fifth Third Bank	LIBOR + 2.50%	50,134	24,064	05/16/22
Port Imperial South 9	Bank of New York Mellon	LIBOR + 2.13%	28,932	11,615	12/19/22
Short Hills Residential	People's United Bank	LIBOR + 2.15%	26,749	9,431	03/26/23
The Charlotte (F.K.A. 25 Christopher Columbus)	QuadReal Finance	LIBOR + 2.70%	72,795	5,144	12/01/24
Total Secured Construction Debt			**$272,610**	**$124,254**	
Secured Permanent Loans					
BLVD 475 (f.k.a. Monaco) [4]	Northwestern Mutual Life	3.15%	165,945	166,752	02/01/21
Port Imperial South 4/5 Retail	American General Life & A/G PC	4.56%	3,901	3,934	12/01/21
Portside 7	CBRE Capital Markets/FreddieMac	3.57%	58,998	58,998	08/01/23
Signature Place (F.K.A. 250 Johnson)	Nationwide Life Insurance Company	3.74%	43,000	43,000	08/01/24
Liberty Towers	American General Life Insurance Company	3.37%	265,000	232,000	10/01/24
Portside 5/6	New York Life Insurance Co.	4.56%	97,000	97,000	03/10/26
BLVD 425 (f.k.a. Marbella)	New York Life Insurance Co.	4.17%	131,000	131,000	08/10/26
BLVD 401 (f.k.a. M2 at Marbella)	New York Life Insurance Co.	4.29%	117,000	117,000	08/10/26
145 Front Street	MUFG Union Bank	LIBOR + 1.84%	63,000	63,000	12/10/26
Quarry Place at Tuckahoe (F.K.A 150 Main Street)	Natixis Real Estate Capital LLC	4.48%	41,000	41,000	08/05/27
RiverHouse 11 at Port Imperial (F.K.A. Port Imperial South 11)	Northwestern Mutual Life	4.52%	100,000	100,000	01/10/29
Soho Lofts	New York Community Bank	3.77%	160,000	160,000	07/01/29
Riverwatch	New York Community Bank	3.79%	30,000	30,000	07/01/29
Port Imperial South 4/5 Garage	American General Life & A/G PC	4.85%	32,353	32,600	12/01/29
Principal balance outstanding			1,308,197	1,276,284	
Unamortized deferred financing costs			(12,555)	(13,394)	
Total Secured Permanent Debt			**$1,295,642**	**$1,262,890**	
Total Debt - Residential Portfolio - A			**$1,568,252**	**$1,387,144**	

Notes:
See supporting "Debt Profile" notes on page 41.

2Q 2020 CLI Company Highlights 22

Office Debt Profile $ in thousands Lender Secured Permanent Loans 101 Hudson Short Hills Portfolio 111 River Principal balance outstanding Unamortized deferred financing costs Total Secured Debt Office Portfolio Senior Unsecured Notes: (2)(3) Wells Fargo CMBS Wells Fargo CMBS Apollo/Athene 3.20% 4.15% 3.90% 250,000 124,500 150,000 524,500 (3,355) $521,145 250,000 124,500 150,000 524,500 (3,610) $520,890 10/11/26 04/01/27 09/01/29 4.500%, Senior Unsecured Notes 3.150%, Senior Unsecured Notes Principal balance outstanding Adjustment for unamortized debt discount Unamortized deferred financing costs Total Senior Unsecured Notes, net: Revolving Credit Facilities Total Debt Office Portfolio B Total Debt Residential Portfolio A (from previous page) Total Consolidated Debt: A + B = C public debt public debt 4.61% 3.52% 300,000 275,000 575,000 (1,838) (1,094) $572,068 329,000 1,422,213 1,568,252 2,990,465 300,000 275,000 575,000 (2,170) (1,346) $571,484 329,000 1,421,374 1,387,144 2,808,518 04/18/22 05/15/23 13 Lenders LIBOR +1.35% 01/25/21 Notes: See supporting “Debt Profile” notes on page 41. 2Q 2020CLI Company Highlights23 Effective June 30, December 31, Date of Interest Rate (1)2020 2019 Maturity

Consolidated Debt Maturity Schedule $ in thousands 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 $173,067 $26,749 $72,795 $250,000 $124,500 $150,000 $169,844 $58,998 $308,000 $408,000 $41,000 $322,353 $300,000 $275,000 Debt Maturity Schedule $700,000 $600,000 $500,000 $400,000 00,000 $300,000 $200,000 $250,000 $100,000 73,067 $150,000 $124,500 $72,795 $0 $26,749 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 Construction Office Secured Residential Secured Corporate* *Revolving Credit Facility is excluded from the table 2Q 2020CLI Company Highlights24 $408,000 $3 $169,844$1 75,000$3 $322,353 08,000 $41,000 $2 $58,998 Construction Office Secured Residential Secured Corporate*

Unconsolidated Joint Ventures

$ in thousands

Property	Units/SF	Leased Occupancy	CLI's Nominal Ownership [1]	2Q 2020 NOI [a]	Total Debt	NOI After Debt Service [b]	CLI Share of NOI [c]	CLI Share of Debt	CLI NOI After Debt Service [d]	CLI 2Q 2020 FFO
Operating Properties										
Residential										
Metropolitan	130	90.0%	25.0%	$711	$40,792	$463	$178	$10,198	$74	($35)
Metropolitan Lofts	59	96.6%	50.0%	281	18,200	165	141	9,100	83	70
RiverTrace at Port Imperial	316	91.5%	22.5%	1,689	82,000	1,031	380	18,450	232	229
Crystal House	825	92.8%	25.0%	3,249	161,500	1,836	812	40,375	459	456
Riverpark at Harrison	141	97.2%	45.0%	395	30,192	116	178	13,586	52	49
Station House	378	91.3%	50.0%	1,721	96,010	564	861	48,005	282	167
Urby Harborside	762	95.1%	85.0%	4,731	192,000	2,236	4,021	163,200	1,901	1,836
Subtotal - Residential	**2,611**	**93.3%**	**47.5%**	**$12,777**	**$620,694**	**$6,411**	**$6,571**	**$302,914**	**$3,083**	**$2,772**
Office										
12 Vreeland	139,750	100.0%	50.0%	$515	$5,431	$463	$258	$2,716	$232	$229
Offices at Crystal Lake	106,345	93.2%	31.3%	365	2,931	365	114	916	114	103
Subtotal - Office	**246,095**	**97.1%**	**41.9%**	**$880**	**$8,362**	**$828**	**$372**	**$3,632**	**$346**	**$332**
Retail/Hotel										
Hyatt Regency Jersey City	351	N/A	50.0%	(1,932)	100,000	(1,932)	(966)	50,000	(966)	(50)
Subtotal - Retail/Hotel		**N/A**	**50.0%**	**($1,932)**	**$100,000**	**($1,932)**	**($966)**	**$50,000**	**($966)**	**($50)**
Total Operating			**46.6%**	**$11,725**	**$729,056**	**$5,307**	**$5,977**	**$356,546**	**$2,463**	**$3,054**
Other Unconsolidated JVs				$1,695	$53,632	$1,695	$846	21,453	$846	$8
Total Unconsolidated JVs [3]				**$13,420**	**$782,688**	**$7,002**	**$6,823**	**$377,999**	**$3,309**	**$3,062**

Notes:

(a) The sum of property-level revenue, straight-line and ASC 805 adjustments; less: operating expense, real estate taxes and utilities.
(b) Property-level revenue; less: operating expense, real estate taxes and utilities, property-level G&A expense and property-level interest expense.
(c) GAAP NOI at Company's ownership interest in the joint venture property.
(d) NOI After Debt Service at Company's ownership interest in the joint venture property, calculated as Company's share of GAAP NOI after deducting Company's share of the unconsolidated joint ventures' interest expense. The Company's share of the interest expense is $4,075,000 for 2Q 2020.

See supporting "Unconsolidated Joint Ventures" notes on page 41 and Information About Net Operating Income (NOI) on page 44.

2Q 2020 CLI Company Highlights 25

Transaction Residential Portfolio Activity $ in thousands (incl. per unit values) except per SF 1Q 2020 Dispositions Capital Office Park Land Total 1Q 2020 Dispositions 1Q 2020 Acquisitions Greenbelt, MD 03/27/20 $9,661 $9,661 Port Imperial North Retail Total 1Q 2020 Dispositions West New York, NJ 03/12/20 1 1 30,745 30,745 66.2% 66.2% $15,200 $15,200 $494 $494 4.6% Office Portfolio 1Q 2020 Dispositions 230 & 250 Half Mile Rd. One Bridge Plaza Total 1Q 2020 Dispositions Middletown, NJ Fort Lee, NJ 01/03/20 03/17/20 2 1 3 200,000 200,000 73.5% 73.5% $7,600 36,700 $44,300 184 $184 6.2% Notes: (1) Acquisitions list gross purchase prices; dispositions list gross sales proceeds 2Q 2020CLI Company Highlights26 Number of Percentage Gross Asset Price Per Weighted Average Location Transaction Date Buildings SF Leased Value (1) SF Cap Rate Number of Units / Keys / Percentage Gross Asset Price Per Weighted Average Location Transaction Date Buildings SF Leased Value (1) Unit / SF Cap Rate

Multifamily Portfolio 2Q 202027

Operating Communities – Residential

$ in thousands, except per home

- 2Q 2020 Percentage Leased: **92.6%**
- 2Q 2020 Avg. Revenue Per Home: **$3,020**

Operating - Residential	Location	Ownership	Apartments	Rentable SF	Avg. Size	Year Complete	Operating Highlights: Percentage Leased 2Q 2020	Percentage Leased 1Q 2020	Average Revenue Per Home 2Q 2020	Average Revenue Per Home 1Q 2020	NOI* 2Q 2020	NOI* 1Q 2020	NOI* YTD 2020	Debt Balance
Consolidated														
Liberty Towers	Jersey City, NJ	100.0%	648	603,110	931	2003	91.2%	95.5%	$3,237	$3,257	$4,051	$4,641	$8,692	$265,000
BLVD 425 (f.k.a. Marbella) [(a)]	Jersey City, NJ	74.3%	412	369,515	897	2003	89.3%	95.3%	3,377	3,313	1,958	2,411	4,369	131,000
BLVD 475 (f.k.a. Monaco) [(a)]	Jersey City, NJ	100.0%	523	475,742	910	2011	88.9%	94.5%	3,424	3,499	2,487	3,261	5,748	165,000
BLVD 401 (f.k.a. M2)	Jersey City, NJ	74.3%	311	273,132	878	2016	86.5%	95.2%	3,525	3,533	1,782	2,071	3,853	117,000
Soho Lofts	Jersey City, NJ	100.0%	377	449,067	1,191	2017	92.8%	95.2%	4,139	4,145	2,307	2,420	4,727	160,000
RiverHouse 11	Weehawken, NJ	100.0%	295	250,591	849	2018	92.9%	94.9%	3,530	3,452	1,736	1,968	3,704	100,000
Riverwatch	New Brunswick, NJ	100.0%	200	147,852	739	1997	92.5%	94.0%	1,854	1,898	501	465	966	30,000
Signature Place at Morris Plains	Morris Plains, NJ	100.0%	197	203,716	1,034	2018	95.9%	93.9%	2,651	3,188	735	994	1,729	43,000
Quarry Place at Tuckahoe	Eastchester, NY	100.0%	108	105,509	977	2016	97.2%	100.0%	3,648	3,567	640	705	1,345	41,000
Portside at East Pier - 7	East Boston, MA	100.0%	181	156,091	862	2015	95.4%	95.4%	2,865	2,954	1,034	1,030	2,064	58,998
Portside at East Pier - 5/6	East Boston, MA	100.0%	296	235,078	794	2018	94.8%	97.2%	2,973	2,907	1,614	1,643	3,257	97,000
145 Front at City Square	Worcester, MA	100.0%	365	305,656	837	2018	97.0%	97.8%	1,971	1,955	1,203	1,242	2,445	63,000
Consolidated		**95.2%**	**3,913**	**3,575,059**	**914**		**92.1%**	**95.6%**	**$3,165**	**$3,191**	**$20,048**	**$22,851**	**$42,899**	**$1,270,998**
Unconsolidated Joint Ventures [(1)]														
Urby Harborside	Jersey City, NJ	85.0%	762	474,476	623	2017	95.1%	96.2%	$3,222	$3,183	$4,731	$4,779	$9,510	$192,000
RiverTrace at Port Imperial	West New York, NJ	22.5%	316	295,767	936	2014	91.5%	94.9%	3,226	3,201	1,689	1,907	3,596	82,000
RiverPark at Harrison	Harrison, NJ	45.0%	141	125,498	890	2014	97.2%	97.2%	2,296	2,319	395	406	801	30,192
Metropolitan at 40 Park [(2)]	Morristown, NJ	25.0%	130	124,237	956	2010	90.0%	92.3%	3,242	3,205	542	639	1,181	34,725
Metropolitan Lofts	Morristown, NJ	50.0%	59	54,683	927	2018	96.6%	96.6%	3,230	3,271	281	319	600	18,200
Station House	Washington, DC	50.0%	378	290,348	768	2015	91.3%	97.4%	2,713	2,746	1,721	1,752	3,473	96,010
Crystal House	Arlington, VA	25.0%	825	738,786	895	1962	92.8%	95.9%	2,284	2,251	3,249	3,222	6,471	161,500
Joint Ventures		**47.5%**	**2,611**	**2,103,795**	**806**		**93.3%**	**96.0%**	**$2,804**	**$2,784**	**$12,608**	**$13,024**	**$25,632**	**$614,627**
Total Residential - Operating Communities [(3)]		**76.1%**	**6,524**	**5,678,854**	**870**		**92.6%**	**95.7%**	**$3,020**	**$3,028**	**$32,656**	**$35,875**	**$68,531**	**$1,885,625**

Operating - Hotels	Location	Ownership	Keys	Year Complete	Average Occupancy 2Q 2020	Average Occupancy 1Q 2020	ADR 2Q 2020	ADR 1Q 2020	NOI* 2Q 2020	NOI* 1Q 2020	NOI* YTD 2020	Debt Balance
Envue, Autograph Collection	Weehawken, NJ	100.0%	208	2019	N/A	46.4%	N/A	$153	($919)	($529)	($1,448)	
Residence Inn at Port Imperial	Weehawken, NJ	100.0%	164	2018	70.0%	60.4%	97	124	(41)	(158)	(199)	
Marriott Hotels at Port Imperial		**100.0%**	**372**		**70.0%**	**52.6%**	**$97**	**$140**	**($960)**	**($687)**	**($1,647)**	**$94,000**

Notes:

(a) Percentage leased is shown net of the 27 units under renovation at BLVD 475 and the 29 units under renovation at BLVD 425 as of June 30, 2020.

See Information About Net Operating Income on page 44. See supporting "Operating Communities" notes on page 41.

2Q 2020 CLI Multifamily Portfolio 28

Operating Communities - Commercial

$ in thousands

						Operating Highlights					
Operating - Commercial	Location	Ownership	Spaces	Rentable SF	Year Complete	Percentage Leased 2Q 2020	Percentage Leased 1Q 2020	NOI* 2Q 2020	NOI* 1Q 2020	NOI* YTD 2020	Debt Balance
Port Imperial Garage South	Weehawken, NJ	70.0%	800	320,426	2013	N/A	N/A	($148)	$427	$279	$32,353
Port Imperial Garage North	Weehawken, NJ	100.0%	786	304,617	2015	N/A	N/A	(150)	105	(45)	-
Port Imperial Retail South	Weehawken, NJ	70.0%		18,064	2013	69.2%	69.2%	121	121	242	3,901
Port Imperial Retail North	Weehawken, NJ	100.0%		8,400	2015	100.0%	100.0%	94	41	135	-
Riverwalk at Port Imperial	West New York, NJ	100.0%		30,745	2008	60.5%	66.2%	105	183	288	-
Shops at 40 Park [1]	Morristown, NJ	25.0%		50,973	2010	69.0%	69.0%	$169	259	$428	$6,067
Total Commercial		**80.9%**		**733,225**		**69.0%**	**70.6%**	**$191**	**$1,136**	**$1,327**	**$42,321**

Summary of Consolidated RRT NOI by Type (unaudited):

	2Q 2020	1Q 2020
Total Consolidated Residential - Operating Communities - from p. 28[1]	$20,048	$22,851
Total Consolidated Residential - Sold Properties	-	-
Total Consolidated Commercial - (from table above)	22	877
Total NOI from Consolidated Properties (excl unconsol. JVs/subordinated interests):	$20,070	$23,728
NOI (loss) from services, land/development/repurposing & other assets	(1,565)	(1,010)
Total NOI for RRT (see Information About Net Operating Income on p. 44)*:	**$18,505**	**$22,718**

Notes:
See Information About Net Operating Income on page 44.

2Q 2020 CLI Multifamily Portfolio 29

In-Construction Communities

$ in thousands

- RRT's share of projected stabilized NOI will be **$54.4 million**

Community	Location	Ownership	Apartment Homes/Keys	Project Capitalization - Total: Costs	Debt [1]	MCRC Capital	Third Party Capital	Capital as of 2Q 2020: Dev Costs [2]	Debt Balance	MCRC Capital	Development Schedule: Start	Initial Occupancy	Project Stabilization	Projected Stabilized NOI	Projected Stabilized Yield
Consolidated															
RiverHouse 9	Weehawken, NJ	100.0%	313	$142,920	$92,000	$50,920	-	$79,852	$28,932	$50,920	3Q 2018	1Q 2021	4Q 2021	$9,344	6.54%
The Emery	Malden, MA	100.0%	326	101,232	62,000	39,232	-	89,366	50,134	39,232	3Q 2018	1Q 2020	1Q 2021	6,306	6.23%
The Upton	Short Hills, NJ	100.0%	193	99,412	64,000	35,412	-	62,161	26,749	35,412	4Q 2018	1Q 2021	3Q 2021	5,910	5.94%
The Charlotte	Jersey City, NJ	100.0%	750	469,510	300,000	169,510	-	227,845	72,795	155,050	1Q 2019	1Q 2022	4Q 2023	28,098	5.98%
Consolidated		**100.0%**	**1,582**	**$813,074**	**$518,000**	**$295,074**	**$0**	**$459,224**	**$178,610**	**$280,614**				**$49,658**	**6.14%**
Joint Ventures															
Capstone at Port Imperial	West New York, NJ	40.0%	360	191,770	112,000	35,070	44,700	133,402	53,632	35,070	4Q 2017	4Q 2020	1Q 2022	11,905	6.21%
Joint Ventures		**40.0%**	**360**	**$191,770**	**$112,000**	**$35,070**	**$44,700**	**$133,402**	**$53,632**	**$35,070**				**$11,905**	**6.21%**
Total In-Construction Communities		**88.9%**	**1,942**	**$1,004,844**	**$630,000**	**$330,144**	**$44,700**	**$592,626**	**$232,242**	**$315,684**				**$61,563**	**6.15%**
2020 MCRC Remaining Capital								$194,517	$180,057	$14,460					
Thereafter MCRC Remaining Capital								217,701	217,701	-					
Total Remaining Capital								**$412,218**	**$397,758**	**$14,460**					

Lease-Up Communities	Units Delivered	NOI* 2Q 2020	Percentage Leased 2Q 2020
The Emery	248	($228)	61.3%
Lease-Up Communities	**248**	**($228)**	**61.3%**

Notes:
NOI amounts are projected only. See Information About Net Operating Income (NOI) on page 44.
See supporting "In-Construction Communities" notes on page 41.

2Q 2020 CLI Multifamily Portfolio 30

2015/2016 Achievements - Development Pipeline Activity and Future Development Starts 2Q 2020 Notes: NOI amounts are projected only. See Information About Net Operating Income (NOI) on page 44. $ in millions (unaudited) 31 CLI Multifamily Portfolio Projected Projected RRT Nominal% Leased As of: Actual/Projected Projected Stabilized Share of Stabilized Ownership 6/30/2020 Initial Leasing Units Yield NOI NOI After Debt Service 2020 Deliveries The Emery 100.0% 46.6% 1Q 2020 326 6.09% $6.1 $3.4 Capstone at Port Imperial 40.0% 4Q 2020 360 6.10% 11.7 2.8 Total 2020 Deliveries 68.5% 686 6.10% $17.8 $6.2 2021 Deliveries The Upton 100.0% 1Q 2021 193 5.94% $5.9 $3.2 RiverHouse 9 100.0% 1Q 2021 313 6.37% 9.1 5.2 Total 2021 Deliveries 100.0% 506 6.21% $15.0 $8.4 2022 Deliveries The Charlotte 100.0% 1Q 2022 750 5.97% $28.1 $14.6 Total 2022 Deliveries 100.0% 750 5.97% $28.1 $14.6 Total 88.9% 1,942 6.15% $60.9 $29.2 Future Developments Location Units Hudson Waterfront Plaza 8 Jersey City, NJ 680 Urby Harborside II Jersey City, NJ 796 Plaza 9 Jersey City, NJ 879 107 Morgan Jersey City, NJ 800 Liberty Landing Phase 1 Jersey City, NJ 265 Liberty Landing – Future Phases Jersey City, NJ 585 PI South – Park Parcel Weehawken, NJ 298 PI South – Building 16 Weehawken, NJ 210 PI South – Office 1/3 (1) Weehawken, NJ 335 PI South – Building 2 Weehawken, NJ 200 PI North – Riverbend 6 West New York, NJ 383 PI North – Building I West New York, NJ 224 Subtotal – Hudson Waterfront 5,655 Subtotal – Northeast Corridor 1,307 Subtotal – Boston Metro 1,164 Subtotal – Washington D.C. 738 Subtotal – Other Options 400 Total Future Start Communities 9,264

Roseland Balance Sheet

$ in thousands
(unaudited)

	2Q 2020	4Q 2019
ASSETS		
Rental Property		
Land and leasehold interests	$326,797	$322,792
Buildings and improvements	1,870,150	1,811,505
Tenant improvements	2,658	1,981
Furniture, fixtures and equipment	76,616	72,224
Land and improvements held for development	296,858	292,350
Development and construction in progress	523,557	396,391
Total Gross Rental Property	**3,096,636**	**2,897,243**
Less: Accumulated depreciation	(120,350)	(90,627)
Net Investment in Rental Property	**2,976,286**	**2,806,616**
Assets held for sale, net	-	-
Total Property Investments	**2,976,286**	**2,806,616**
Cash and cash equivalents	9,294	8,654
Restricted cash	9,709	10,520
Investments in unconsolidated JV's	192,709	201,724
Unbilled rents receivable, net	2,015	2,745
Deferred charges & other assets	45,554	47,749
Accounts receivable, net of allowance	3,991	1,401
Total Assets	**$3,239,558**	**$3,079,409**
LIABILITIES & EQUITY		
Mortgages, loans payable & other obligations	$1,568,251	$1,387,144
Note payable to affiliate	19,000	19,300
Accounts pay, accrued exp and other liabilities	101,458	85,377
Rents recv'd in advance & security deposits	6,763	6,569
Accrued interest payable	4,165	3,950
Total Liabilities	**1,699,637**	**1,502,340**
Redeemable noncontrolling interest - Rockpoint Group	456,631	451,058
Noncontrolling interests in consolidated joint ventures	46,515	47,064
Mack-Cali capital	1,036,775	1,078,947
Total Liabilities & Equity	**$3,239,558**	**$3,079,409**

2Q 2020 CLI Multifamily Portfolio 32

Roseland Income Statement

$ in thousands
(unaudited)

	2Q 2020	1Q 2020	4Q 2019	3Q 2019	2Q 2019
REVENUES					
Base rents	$31,190	$33,013	$34,919	$34,232	$29,424
Escalation and recoveries from tenants	1,218	1,080	1,223	1,377	1,442
Real estate services	2,711	2,949	2,995	1,450	1,439
Parking income	1,496	2,990	3,366	3,240	3,004
Hotel income	772	1,625	4,139	3,325	2,094
Other income	847	1,189	1,056	942	929
Total revenues	**$38,234**	**$42,846**	**$47,698**	**$44,566**	**$38,332**
EXPENSES					
Real estate taxes	$6,312	$6,283	$6,082	$5,664	$4,967
Utilities	1,376	1,633	1,216	1,712	1,461
Operating services	8,172	8,290	8,982	9,739	7,135
Real estate service expenses	3,035	3,673	3,703	1,961	1,937
General and administrative	3,250	2,893	3,377	3,025	3,484
Depreciation and amortization	15,309	21,067	22,564	17,228	14,897
Land and other impairments	4,856	175	1,035	2,137	2,499
Total expenses	**$42,310**	**$44,014**	**$46,959**	**$41,466**	**$36,380**
Operating Income	**($4,076)**	**($1,168)**	**$739**	**$3,100**	**$1,952**
OTHER (EXPENSE) INCOME					
Interest expense	($9,164)	($8,909)	($10,363)	($10,330)	($9,218)
Interest and other investment income (loss)	6	1	844	152	151
Equity in earnings (loss) of unconsolidated joint ventures	(569)	(590)	2,297	(420)	(600)
Gain on change of control of interests	-	-	-	-	-
Realized gains (losses) and unrealized losses on disposition	-	-	113,787	-	270
Gain on sale of investment in unconsolidated joint venture	-	-	-	-	-
Gane on sale of land/other	-	764	(44)	296	-
Gain (loss) from early extinguishment of debt, net	-	-	-	-	-
Total other income (expense)	**($9,727)**	**($8,734)**	**$106,521**	**($10,302)**	**($9,397)**
Net income (loss)	**($13,803)**	**($9,902)**	**$107,260**	**($7,202)**	**($7,445)**
Noncontrolling interest in consolidated joint ventures	$447	$176	$140	$405	$846
Redeemable noncontrolling interest	(6,016)	(6,016)	(6,015)	(6,015)	(4,551)
Net income (loss) available to common shareholders	**($19,372)**	**($15,742)**	**$101,385**	**($12,812)**	**($11,150)**

2Q 2020 CLI Multifamily Portfolio 33

Office Portfolio 2Q 202034

Property Listing

Building	Location	Total SF	Leased SF	% Leased	Avg. Base Rent + Escalations [1]	2020 Expirations SF	2020 Expirations % Total	2020 Expirations In-Place Rent	Current Asking Rent
101 Hudson	Jersey City, NJ	1,246,283	1,059,941	85.0%	$38.89	21,135	2%	$45.96	$47.00
Harborside 2 & 3	Jersey City, NJ	1,487,222	1,237,689	83.2%	39.25	16,130	1%	32.58	43.00
Harborside 4a	Jersey City, NJ	231,856	231,856	100.0%	35.66	-	0%	-	44.00
Harborside 5	Jersey City, NJ	977,225	551,340	56.4%	40.82	17,678	2%	40.50	49.00
111 River Street	Hoboken, NJ	566,215	463,677	81.9%	41.54	-	0%	-	52.00
Total Waterfront		**4,508,801**	**3,544,503**	**78.6%**	**$39.48**	**54,943**	**1%**	**$40.27**	**$46.59**
101 Wood Avenue S	Iselin, NJ	262,841	262,841	100.0%	34.72	-	0%	-	37.00
99 Wood Avenue S	Iselin, NJ	271,988	222,287	81.7%	37.13	-	0%	-	37.00
581 Main Street	Woodbridge, NJ	200,000	200,000	100.0%	34.39	-	0%	-	32.00
333 Thornall Street	Edison, NJ	196,128	170,698	87.0%	36.51	-	0%	-	37.00
343 Thornall Street	Edison, NJ	195,709	180,698	92.3%	36.53	19,676	10%	32.60	37.00
150 JFK Parkway	Short Hills, NJ	247,476	160,636	64.9%	37.57	23,521	10%	39.05	48.00
51 JFK Parkway	Short Hills, NJ	260,741	234,942	90.1%	54.39	11,242	4%	55.39	55.00
101 JFK Parkway	Short Hills, NJ	197,196	194,111	98.4%	43.94	-	0%	-	45.00
103 JFK Parkway	Short Hills, NJ	123,000	123,000	100.0%	43.10	-	0%	-	45.00
Total Class A Suburban		**1,955,079**	**1,749,213**	**89.5%**	**$39.86**	**54,439**	**3%**	**$40.09**	**$41.59**
1 Giralda Farms	Madison, NJ	154,417	149,745	97.0%	$40.52	-	0%	-	$37.00
7 Giralda Farms	Madison, NJ	236,674	142,136	60.1%	36.48	-	0%	-	37.00
4 Campus Drive	Parsippany, NJ	147,475	87,910	59.6%	26.63	3,426	2%	10.59	27.50
6 Campus Drive	Parsippany, NJ	148,291	98,594	66.5%	26.77	-	0%	-	27.50
7 Campus Drive	Parsippany, NJ	154,395	71,212	46.1%	26.40	-	0%	-	27.50
8 Campus Drive	Parsippany, NJ	215,265	161,826	75.2%	31.68	-	0%	-	33.00
9 Campus Drive	Parsippany, NJ	156,495	141,599	90.5%	23.02	8,478	5%	22.29	27.50
1 Sylvan Way	Parsippany, NJ	150,557	122,938	81.7%	34.20	-	0%	-	33.00
3 Sylvan Way	Parsippany, NJ	147,241	91,851	62.4%	32.73	-	0%	-	33.00
5 Sylvan Way	Parsippany, NJ	151,383	149,271	98.6%	30.76	18,796	12%	27.66	33.00
7 Sylvan Way	Parsippany, NJ	145,983	145,983	100.0%	31.42	-	0%	-	33.00
4 Gatehall Drive	Parsippany, NJ	248,480	147,778	59.5%	28.73	-	0%	-	30.00
2 Hilton Court	Parsippany, NJ	181,592	181,592	100.0%	42.64	-	0%	-	32.00
2 Dryden Way	Parsippany, NJ	6,216	6,216	100.0%	18.80	-	0%	-	16.50
100 Schultz Drive	Red Bank, NJ	100,000	28,506	28.5%	32.10	-	0%	-	30.00
200 Schultz Drive	Red Bank, NJ	102,018	87,579	85.8%	29.77	-	0%	-	30.00
1 River Center 1	Red Bank, NJ	122,594	119,622	97.6%	29.02	7,707	6%	26.85	30.00
1 River Center 2	Red Bank, NJ	120,360	120,360	100.0%	31.34	-	0%	-	30.00
1 River Center 3	Red Bank, NJ	194,518	76,572	39.4%	31.28	-	0%	-	30.00
100 Overlook Center	Princeton, NJ	149,600	140,583	94.0%	31.71	-	0%	-	32.00
5 Vaughn Drive	Princeton, NJ	98,500	39,169	39.8%	30.74	9,812	10%	29.83	30.00
23 Main Street [2]	Holmdel, NJ	350,000	350,000	100.0%	18.11	-	0%	-	18.50
325 Columbia Turnpike	Florham Park, NJ	168,144	165,399	98.4%	27.02	16,165	10%	24.76	30.00
Total Suburban		**3,650,198**	**2,826,441**	**77.4%**	**$29.89**	**64,384**	**2%**	**$25.55**	**$30.06**
Total Core Office Portfolio [3]		**10,114,078**	**8,120,157**	**80.3%**	**$36.23**	**173,766**	**2%**	**$34.76**	**$39.66**

Notes:
See supporting "Property Listing" notes on page 42.

2Q 2020 CLI Office Portfolio 35

Leasing Activity For the three months ended June 30, 2020 Waterfront Class A Suburban Suburban Subtotals NonCore TOTALS 78.5% 90.1% 79.6% 81.1% 70.3% 80.9% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.2% (0.6%) (2.1%) (0.8%) 0.0% (0.8%) 78.6% 89.5% 77.4% 80.3% 70.3% 80.1% 3,336,413 1,741,215 2,737,762 7,815,390 108,432 7,923,822 208,090 7,998 88,679 304,767 2,860 307,627 964,298 205,866 823,757 1,993,921 46,943 2,040,864 For the three months ended June 30, 2020 Waterfront Class A Suburban Suburban Subtotals (1) NonCore TOTALS 2 4 2 8 54,734 89,380 10,940 155,054 10,512 44,222 89,380 10,940 144,542 27,367 22,345 5,470 19,382 2.9 4.0 3.3 3.5 $35.73 43.57 29.27 $39.80 $1.74 4.42 1.58 $4.07 10,512 8 155,054 10,512 144,542 19,382 3.5 $39.80 $4.07 Notes: (1) Inclusive of escalations. 2Q 2020CLI Office Portfolio36 Number of Total Sq. Ft. Sq. Ft. Renewed Average Weighted Avg. Wtd. Avg. Wtd. Avg. Costs Transactions Sq. Ft. New Leases and Other Retained Sq. Ft. Term (Yrs) Base Rent ($) (1)Sq. Ft. Per Year ($) Pct Leased Impact of Impact of Pct. Leased Sq. Ft. Leased Sq. Ft. Leased Sq. Ft. 3/31/2020 Acquisition/Disposition Leasing Activity 6/30/2020 Commercial Service Unleased

Leasing Rollforwards

For the three months ended June 30, 2020

	Pct. Leased 3/31/2020	Inventory 3/31/2020	Sq. Ft. Leased 3/31/2020	Inventory Acquired/ Disposed	Leased Sq. Ft. Acquired/ Disposed	Expiring/ Adj. Sq. Ft.	Incoming Sq. Ft.	Net Leasing Activity	Inventory 6/30/2020	Sq. Ft. Leased 6/30/2020	Pct. Leased 6/30/2020
Waterfront	78.5%	4,508,801	3,537,267	-	-	(47,498)	54,734	7,236	4,508,801	3,544,503	78.6%
Class A Suburban	90.1%	1,955,079	1,761,590	-	-	(101,757)	89,380	(12,377)	1,955,079	1,749,213	89.5%
Suburban	79.6%	3,650,198	2,904,179	-	-	(88,678)	10,940	(77,738)	3,650,198	2,826,441	77.4%
Subtotals	**81.1%**	**10,114,078**	**8,203,036**	**-**	**-**	**(237,933)**	**155,054**	**(82,879)**	**10,114,078**	**8,120,157**	**80.3%**
Non-Core	70.3%	158,235	111,292	-	-	-	-	-	158,235	111,292	70.3%
TOTALS	**80.9%**	**10,272,313**	**8,314,328**	**-**	**-**	**(237,933)**	**155,054**	**(82,879)**	**10,272,313**	**8,231,449**	**80.1%**

For the six months ended June 30, 2020

	Pct. Leased 12/31/2019	Inventory 12/31/2019	Sq. Ft. Leased 12/31/2019	Inventory Acquired/ Disposed	Leased Sq. Ft. Acquired/ Disposed	Expiring/ Adj. Sq. Ft.	Incoming Sq. Ft.	Net Leasing Activity	Inventory 6/30/2020	Sq. Ft. Leased 6/30/2020	Pct. Leased 6/30/2020
Waterfront	77.8%	4,508,801	3,510,055	-	-	(71,538)	105,986	34,448	4,508,801	3,544,503	78.6%
Class A Suburban	89.7%	2,155,079	1,932,953	(200,000)	(147,899)	(172,635)	136,794	(35,841)	1,955,079	1,749,213	89.5%
Suburban	79.0%	3,650,198	2,884,391	-	-	(143,464)	85,514	(57,950)	3,650,198	2,826,441	77.4%
Subtotals[1]	**80.7%**	**10,314,078**	**8,327,399**	**(200,000)**	**(147,899)**	**(387,637)**	**328,294**	**(59,343)**	**10,114,078**	**8,120,157**	**80.3%**
Non-Core	70.3%	158,235	111,292	-	-	-	-	-	158,235	111,292	70.3%
TOTALS	**80.6%**	**10,472,313**	**8,438,691**	**(200,000)**	**(147,899)**	**(387,637)**	**328,294**	**(59,343)**	**10,272,313**	**8,231,449**	**80.1%**

2Q 2020 CLI Office Portfolio 37

Top 15 Tenants Merrill Lynch Pierce Fenner John Wiley & Sons Inc. MUFG Bank LTD. Dun & Bradstreet Corporation Daiichi Sankyo Inc. TD Ameritrade Services Co. ETrade Financial Corporation Investors Bank KPMG LLP Vonage America Inc. Plymouth Rock Management Co. Arch Insurance Company Alacer Corporation (fka Pfizer Inc.) Sumitomo Mitsui Banking Corporation ICAP Americas Holdings Totals 2 1 2 2 1 1 1 3 2 1 1 1 1 1 2 $11,092,126 10,888,238 10,189,469 7,516,240 6,909,661 6,894,300 5,290,600 5,242,253 5,224,111 4,826,500 4,351,725 4,326,008 4,306,008 4,156,989 4,079,450 $95,293,678 4.1% 4.1% 3.8% 2.8% 2.6% 2.6% 2.0% 2.0% 1.9% 1.8% 1.6% 1.6% 1.6% 1.5% 1.5% 35.5% 421,570 290,353 242,354 192,280 171,900 193,873 132,265 144,552 120,947 350,000 129,786 106,815 113,316 111,105 121,871 2,842,987 5.3% 3.7% 3.1% 2.4% 2.2% 2.4% 1.7% 1.8% 1.5% 4.4% 1.6% 1.3% 1.4% 1.4% 1.5% 35.7% (3) 2033 (4) 2023 2023 (5) 2021 (6) 2031 (7) (8) 2023 2031 2024 2025 (9) 2037 (10) (11) Notes: See supporting “Top 15 Tenants” notes on page 42. 2Q 2020CLI Office Portfolio38 Percentage of AnnualizedCompany SquarePercentageYear of Number of Base RentalAnnualized BaseFeetTotal Company Lease PropertiesRevenue ($) (1) Rental Revenue (%)(2) LeasedLeased Sq. Ft. (%) (2) Expiration

Lease Expirations

Year of Expiration/Market	Number of Leases Expiring [1]	Net Rentable Area Subject to Expiring Leases (Sq. Ft.) [2]	Percentage of Total Leased Square Feet Represented by Expiring Leases (%)	Annualized Base Rental Revenue Under Expiring Leases ($) [3][4]	Average Annualized Base Rent Per Net Rentable Square Foot Represented by Expiring Leases ($)	Percentage of Annual Base Rent Under Expiring Leases (%)
2020						
Waterfront	6	54,943	0.7	2,093,685	38.11	0.8
Class A Suburban	6	54,439	0.7	2,063,322	37.90	0.7
Suburban	11	64,384	0.8	1,568,231	24.36	0.6
Subtotal	**23**	**173,766**	**2.2**	**5,725,238**	**32.95**	**2.1**
Non-Core	2	5,235	0.1	140,850	26.91	0.1
TOTAL – 2020	**25**	**179,001**	**2.3**	**5,866,088**	**32.77**	**2.2**
2021						
Waterfront	19	392,953	5.0	14,451,782	36.78	5.4
Class A Suburban	13	107,157	1.4	4,652,991	43.42	1.7
Suburban	23	228,760	2.9	6,631,032	28.99	2.5
Subtotal	**55**	**728,870**	**9.3**	**25,735,805**	**35.31**	**9.6**
Non-Core	4	67,500	0.8	1,793,786	26.57	0.7
TOTAL – 2021	**59**	**796,370**	**10.1**	**27,529,591**	**34.57**	**10.3**
2022						
Waterfront	12	102,307	1.3	3,970,889	38.81	1.5
Class A Suburban	15	137,375	1.7	4,748,324	34.56	1.8
Suburban	29	293,283	3.7	8,520,301	29.05	3.2
Subtotal	**56**	**532,965**	**6.7**	**17,239,514**	**32.35**	**6.5**
Non-Core	4	35,697	0.5	982,397	27.52	0.3
TOTAL – 2022	**60**	**568,662**	**7.2**	**18,221,911**	**32.04**	**6.8**
2023						
Waterfront	11	324,360	4.1	12,105,671	37.32	4.5
Class A Suburban	17	340,122	4.3	13,173,072	38.73	4.9
Suburban	33	858,007	10.8	21,763,800	25.37	8.1
Subtotal	**61**	**1,522,489**	**19.2**	**47,042,543**	**30.90**	**17.5**
Non-Core	-	-	-	-	-	-
TOTAL – 2023	**61**	**1,522,489**	**19.2**	**47,042,543**	**30.90**	**17.5**
2024						
Waterfront	13	234,673	3.0	9,403,418	40.07	3.5
Class A Suburban	16	218,175	2.7	9,741,478	44.65	3.6
Suburban	29	295,299	3.7	8,477,795	28.71	3.2
Subtotal	**58**	**748,147**	**9.4**	**27,622,691**	**36.92**	**10.3**
Non-Core	-	-	-	-	-	-
TOTAL – 2024	**58**	**748,147**	**9.4**	**27,622,691**	**36.92**	**10.3**

Notes:
See supporting "Expirations" notes on page 42.

2Q 2020 CLI Office Portfolio 39

Lease Expirations (Cont.)

Year of Expiration/Market	Number of Leases Expiring [1]	Net Rentable Area Subject to Expiring Leases (Sq. Ft.) [2]	Percentage of Total Leased Square Feet Represented by Expiring Leases (%)	Annualized Base Rental Revenue Under Expiring Leases ($) [3][4]	Average Annualized Base Rent Per Net Rentable Square Foot Represented by Expiring Leases ($)	Percentage of Annual Base Rent Under Expiring Leases (%)
2025						
Waterfront	8	110,855	1.4	3,244,242	29.27	1.2
Class A Suburban	16	196,267	2.5	7,135,100	36.35	2.7
Suburban	9	200,893	2.5	6,946,269	34.58	2.6
Subtotal	**33**	**508,015**	**6.4**	**17,325,611**	**34.10**	**6.5**
Non-Core	-	-	-	-	-	-
TOTAL – 2025	**33**	**508,015**	**6.4**	**17,325,611**	**34.10**	**6.5**
2026 AND THEREAFTER						
Waterfront	52	2,116,322	26.7	76,771,987	36.28	28.7
Class A Suburban	30	689,742	8.7	24,651,936	35.74	9.1
Suburban	51	799,392	10.0	23,359,590	29.22	8.6
Subtotal	**133**	**3,605,456**	**45.4**	**124,783,513**	**34.61**	**46.4**
Non-Core	-	-	-	-	-	-
TOTAL – 2026 AND THEREAFTER	**133**	**3,605,456**	**45.4**	**124,783,513**	**34.61**	**46.4**

Expirations by Type

Year of Expiration/Market	Number of Leases Expiring [1]	Net Rentable Area Subject to Expiring Leases (Sq. Ft.) [2]	Percentage of Total Leased Square Feet Represented by Expiring Leases (%)	Annualized Base Rental Revenue Under Expiring Leases ($) [3][4]	Average Annualized Base Rent Per Net Rentable Square Foot Represented by Expiring Leases ($)	Percentage of Annual Base Rent Under Expiring Leases (%)
TOTALS BY TYPE						
Waterfront	121	3,336,413	42.2	122,041,674	36.58	45.6
Class A Suburban	113	1,743,277	22.0	66,166,223	37.96	24.5
Suburban	185	2,740,018	34.4	77,267,018	28.20	28.8
Subtotal	**419**	**7,819,708**	**98.6**	**265,474,915**	**33.95**	**98.9**
Non-Core	10	108,432	1.4	2,917,033	26.90	1.1
Totals/Weighted Average	**429**	**7,928,140**	**100.0**	**$268,391,948**	**33.85**	**100.0**

Notes:
See supporting "Expirations" notes on page 42.

2Q 2020 CLI Office Portfolio 40

Appendix

$ in thousands

Key Financial Metrics - (Page 6)

(1) Funds from operations ("FFO") is calculated in accordance with the definition of the National Association of Real Estate Investment Trusts (NAREIT). See p.16 "Information About FFO, Core FFO & AFFO".
(2) Includes any outstanding preferred units presented on a converted basis into common units, noncontrolling interests in consolidated joint ventures and redeemable noncontrolling interests.
(3) Net Debt to EBITDA results are represent completion of the Liberty Towers-Overlook Ridge 1031 exchange.

Balance Sheet - (Page 11)

(1) Includes mark-to-market lease intangible net assets of $82,996 and mark-to-market lease intangible net liabilities of $36,530 as of 2Q 2020.

Debt Summary & Future Repayments Schedule - (Page 21)

(1) The actual weighted average LIBOR rate for the Company's outstanding variable rate debt was 0.18 percent as of June 30, 2020, plus the applicable spread.
(2) Excludes amortized deferred financing costs primarily pertaining to the Company's unsecured revolving credit facility which amounted to $975,851 for the three months ended June 30, 2020.

Debt Profile - (Pages 22-23)

(1) Effective rate of debt, including deferred financing costs, comprised of the cost of terminated treasury lock agreements (if any), debt initiation costs, mark-to-market adjustment of acquired debt and other transaction costs, as applicable.
(2) Senior unsecured debt is rated BB-/Ba2/BB by S&P, Moody's and Fitch respectively.
(3) Cost of terminated treasury lock agreements (if any), offering and other transaction costs and the discount/premium on the notes, as applicable.
(4) Subsequent to quarter-end, the Company executed a term sheet for a new $165 million, seven-year loan with its current lender on the BLVD 475 (f.k.a. Monaco) to replace its existing debt effective in 4Q20

Unconsolidated Joint Ventures - (Page 25)

(1) Amounts represent the Company's share based on ownership percentage.
(2) Unconsolidated Joint Venture reconciliation is as follows:

	2Q 2020
Equity in Earnings of Unconsolidated Joint Ventures	$946
Unconsolidated Joint Venture Funds from Operations	3,062
Joint Venture Share of Add-Back of Real Estate-Related Depreciation	4,008
Minority Interest in Consolidated Joint Venture Share of Depreciation	(669)
EBITDA Depreciation Add-Back	$3,339

Operating Communities - (Page 28)

(1) Unconsolidated joint venture income represented at 100% venture NOI. See Information on Net Operating Income (NOI) on page 44.
(2) As of June 30, 2020, Priority Capital included Metropolitan at $20,914,422 (Prudential).
(3) Excludes approximately 128,000 SF of ground floor retail.

In-Construction Communities - (Page 30)

(1) Represents maximum loan proceeds.
(2) Represents development costs funded with debt or capital as of June 30, 2020.

Pipeline Activity and Future Development Starts - (Page 31)

(1) Currently approved for approximately 290,000 square feet of office space.

2Q 2020 41

Appendix - Continued

Property Listing - (Page 35)

(1) Includes annualized base rental revenue plus escalations for square footage leased to commercial and retail tenants only. Excludes leases for amenity, parking and month-to-month tenants. Annualized base rental revenue plus escalations is based on actual June 2020 billings times 12. For leases whose rent commences after July 1, 2020 annualized base rental revenue is based on the first full month's billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.
(2) Average base rents + escalations reflect rental values on a triple net basis.
(3) Excludes non-core holdings targeted for sale at 158,235 SF; excludes consolidated repositionings taken offline totaling 540,578 SF. Total consolidated office portfolio of 10,812,891 SF.

Top 15 Tenants - (Page 38)

(1) Annualized base rental revenue is based on actual June 2020 billings times 12. For leases whose rent commences after July 1, 2020, annualized base rental revenue is based on the first full month's billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.
(2) Represents the percentage of space leased and annual base rental revenue to commercial tenants only.
(3) 33,363 square feet expire in 2021; 388,207 square feet expire in 2027.
(4) 5,004 square feet expire in 2021; 237,350 square feet expire in 2029.
(5) Space expires December 31, 2022.
(6) 149,651 square feet expire December 31, 2020; 44,222 square feet expire December 31, 2021.
(7) 5,256 square feet expire in 2022; 82,936 square feet expire in 2026; 56,360 square feet expire in 2030.
(8) 66,606 square feet expire in 2024; 54,341 square feet expire in 2026.
(9) Space expires December 31, 2024.
(10) Space expires December 31, 2036.
(11) 63,372 square feet expire in 2023; 21,112 square feet expire in 2025; 37,387 square feet expire in 2033.

Expirations - (Pages 39-40)

(1) Includes office & standalone retail property tenants only. Excludes leases for amenity, retail, parking & month-to-month tenants. Some tenants have multiple leases.
(2) Reconciliation to Company's total net rentable square footage is as follows:

	Square Feet
Square footage leased to commercial tenants	7,923,822
Square footage used for corporate offices, management offices, building use, retail tenants, food services, other ancillary service tenants and occupancy adjustments	307,627
Square footage unleased	2,040,864
Total net rentable square footage (excluding ground leases)	**10,272,313**

(3) Annualized base rental revenue is based on actual June 2020 billings times 12. For leases whose rent commences after July 1, 2020 annualized base rental revenue is based on the first full month's billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set forth above.
(4) Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring June 30, 2020 aggregating 18,457 square feet and representing annualized base rent of $447,083 for which no new leases were signed.

2Q 2020 42

Global Definitions

Average Revenue Per Home: Calculated as total apartment revenue for the quarter ended September 30, divided by the average percent occupied for the quarter ended September 30, 2018, divided by the number of apartments and divided by three.

Consolidated Operating Communities: Wholly owned communities and communities whereby the Company has a controlling interest.

Class A Suburban: Long-term hold office properties in targeted submarkets; formerly defined as Urban Core.

Flex Parks: Primarily office/flex properties, including any office buildings located within the respective park.

Future Development: Represents land inventory currently owned or controlled by the Company.

Identified Repurposing Communities: Communities not currently owned by RRT, which have been identified for transfer from Mack-Cali to RRT for residential repurposing.

In-Construction Communities: Communities that are under construction and have not yet commenced initial leasing activities.

Lease-Up Communities: Communities that have commenced initial operations but have not yet achieved Project Stabilization.

MCRC Capital: Represents cash equity that the Company has contributed or has a future obligation to contribute to a project.

Net Asset Value (NAV): The metric represents the net projected value of the Company's interest after accounting for all priority debt and equity payments. The metric includes capital invested by the Company.

Non-Core: Properties designated for eventual sale/disposition or repositioning/redevelopment.

Operating Communities: Communities that have achieved Project Stabilization.

Predevelopment Communities: Communities where the Company has commenced predevelopment activities that have a near-term projected project start.

Project Completion: As evidenced by a certificate of completion by a certified architect or issuance of a final or temporary certificate of occupancy.

Project Stabilization: Lease-Up communities that have achieved over 95 percentage leased for six consecutive weeks.

Projected Stabilized Yield: Represents Projected Stabilized Residential NOI divided by Total Costs. See following page for "Projected Stabilized Residential NOI" definition.

Repurposing Communities: Commercial holdings of the Company which have been targeted for rezoning from their existing office to new multi-family use and have a likelihood of achieving desired rezoning and project approvals.

Subordinated Joint Ventures: Joint Venture communities where the Company's ownership distributions are subordinate to payment of priority capital preferred returns.

Suburban: Long-term hold office properties (excluding Class A Suburban and Waterfront locations); formerly defined as Suburban Core

Third Party Capital: Capital invested by third parties and not Mack-Cali.

Total Costs: Represents full project budget, including land and developer fees, and interest expense through Project Completion.

Waterfront: Office assets located on NJ Hudson River waterfront.

2Q 2020 43

Information About Net Operating Income (NOI)

Reconciliation of Net Income (Loss) to Net Operating Income (NOI)

$ in thousands
(unaudited)

	2Q 2020			1Q 2020		
	Office/Corp	Roseland	Total	Office/Corp	Roseland	Total
Net Income (loss)	**($19,131)**	**($13,803)**	**($32,934)**	**($27,942)**	**($9,902)**	**($37,844)**
Deduct:						
Real estate services income	(44)	(2,711)	(2,755)	(44)	(2,949)	(2,993)
Interest and other investment loss (income)	(1)	(6)	(7)	(32)	(1)	(33)
Equity in (earnings) loss of unconsolidated joint ventures	377	569	946	118	590	708
General & Administrative - property level	-	(1,158)	(1,158)	-	(973)	(973)
Gain on change of control of interests	-	-	-	-	-	-
Realized (gains) losses and unrealized losses on disposition	11,929	-	11,929	35,661	-	35,661
(Gain) loss on disposition of developable land	-	-	-	(4,049)	(764)	(4,813)
Gain on sale of investment in unconsolidated joint venture	-	-	-	-	-	-
(Gain) loss from early extinguishment of debt, net	-	-	-	-	-	-
Add:			-			
Real estate services expenses	50	3,035	3,085	48	3,673	3,721
General and administrative	14,014	3,250	17,264	12,930	2,893	15,823
Depreciation and amortization	12,032	15,309	27,341	14,182	21,067	35,249
Interest expense	12,755	9,164	21,919	13,316	8,909	22,225
Property impairments	-	-	-	-	-	-
Land impairments	13,443	4,856	18,299	5,088	175	5,263
Net operating income (NOI)	**$45,424**	**$18,505**	**$63,929**	**$49,276**	**$22,718**	**$71,994**

Definition of: Net Operating Income (NOI)

NOI represents total revenues less total operating expenses, as reconciled to net income above. The Company considers NOI to be a meaningful non-GAAP financial measure for making decisions and assessing unlevered performance of its property types and markets, as it relates to total return on assets, as opposed to levered return on equity. As properties are considered for sale and acquisition based on NOI estimates and projections, the Company utilizes this measure to make investment decisions, as well as compare the performance of its assets to those of its peers. NOI should not be considered a substitute for net income, and the Company's use of NOI may not be comparable to similarly titled measures used by other companies. The Company calculates NOI before any allocations to noncontrolling interests, as those interests do not effect the overall performance of the individual assets being measured and assessed.

2Q 2020 44

Company Information, Executive Officers, & Analysts

Analysts, Company Information, and Executive Officers

Company Information

Corporate Headquarters
Mack-Cali Realty Corporation
Harborside 3, 210 Hudson St., Ste. 400
Jersey City, New Jersey 07311
(732) 590-1010

Stock Exchange Listing
New York Stock Exchange

Trading Symbol
Common Shares: CLI

Contact Information
Mack-Cali Realty Corporation
Investor Relations Department
Harborside 3, 210 Hudson St., Ste. 400
Jersey City, New Jersey 07311

Deidre Crockett
EVP and Chief Administrative Officer
Phone: (732) 590-1025
E-Mail: dcrockett@mack-cali.com
Web: www.mack-cali.com

Executive Officers

MaryAnne Gilmartin
Interim Chief Executive Officer

Marshall Tycher
Chairman, Roseland Residential Trust

David Smetana
Chief Financial Officer

Gary Wagner
General Counsel and Secretary

Ricardo Cardoso
EVP and Chief Investment Officer

Nicholas Hilton
EVP, Leasing

Deidre Crockett
EVP and Chief Administrative Officer

Giovanni M. DeBari
Chief Accounting Officer

Equity Research Coverage

Bank of America Merrill Lynch
James C. Feldman

Citigroup
Michael Bilerman

Green Street Advisors
Danny Ismail

SunTrust Robinson Humphrey, Inc.
Michael R. Lewis

Barclays Capital
Ross L. Smotrich

Deutsche Bank North America
Derek Johnston

JP Morgan
Anthony Paolone

BTIG, LLC
Thomas Catherwood

Evercore ISI
Steve Sakwa

Stifel Nicolaus & Company, Inc.
John Guinee

Any opinions, estimates, forecasts or predictions regarding Mack-Cali Realty Corporation's performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Mack-Cali Realty Corporation or its management. Mack-Cali does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.

2Q 2020 45

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

The Company considers portions of this information, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as "may," "will," "plan," "potential," "projected," "should," "expect," "anticipate," "estimate," "target", "continue" or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Among the factors about which the Company has made assumptions are:
-risks and uncertainties affecting the general economic climate and conditions, which in turn may have a negative effect on the fundamentals of the Company's business and the financial condition of the Company's tenants and residents;
-the value of the Company's real estate assets, which may limit the Company's ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis;
-the extent of any tenant bankruptcies or of any early lease terminations;
-The Company's ability to lease or re-lease space at current or anticipated rents;
-changes in the supply of and demand for the Company's properties;
-changes in interest rate levels and volatility in the securities markets;
-The Company's ability to complete construction and development activities on time and within budget, including without limitation obtaining regulatory permits and the availability and cost of materials, labor and equipment;
-forward-looking financial and operational information, including information relating to future development projects, potential acquisitions or dispositions, leasing activities, capitalization rates and projected revenue and income;
-changes in operating costs;
-The Company's ability to obtain adequate insurance, including coverage for terrorist acts;
-The Company's credit worthiness and the availability of financing on attractive terms or at all, which may adversely impact our ability to pursue acquisition and development opportunities and refinance existing debt and the Company's future interest expense;
-changes in governmental regulation, tax rates and similar matters; and
-other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants or residents will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated.

In addition, the extent to which the ongoing COVID-19 pandemic impacts us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others.

For further information on factors which could impact us and the statements contained herein, see Item 1A: Risk Factors in MCRC's Annual Report on Form 10-K for the year ended December 31, 2019. We assume no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

This Supplemental Operating and Financial Data is not an offer to sell or solicitation to buy any securities of the Mack-Cali Realty Corporation ("MCRC"). Any offers to sell or solicitations of the MCRC shall be made by means of a prospectus. The information in this Supplemental Package must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the "10-Q") filed by the MCRC for the same period with the Securities and Exchange Commission (the "SEC") and all of the MCRC's other public filings with the SEC (the "Public Filings"). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the Supplemental Package without reference to the 10-Q and the Public Filings. Any investors' receipt of, or access to, the information contained herein is subject to this qualification.

2Q 2020 46